                                                                     EXHIBIT 2.1



                             COMBINATION AGREEMENT

                                  BY AND AMONG

                          BALISOFT TECHNOLOGIES INC.,

                            SERVICESOFT CORPORATION

                                      AND

                            SERVICESOFT CANADA INC.





                          DATED AS OF FEBRUARY 1, 1999

                                TABLE OF CONTENTS

                                                                                                  PAGE NO.

ARTICLE 1
DEFINITIONS AND PRINCIPLES OF INTERPRETATION...........................................................2
1.1      Definitions...................................................................................2
1.2      Certain Rules of Interpretation...............................................................6
1.3      Entire Agreement..............................................................................7
1.4      Exhibits and Schedules........................................................................7

ARTICLE 2
THE COMBINATION........................................................................................8
2.1      Balisoft Recapitalization.....................................................................8
2.2      ServiceSoft Recapitalization..................................................................8
2.3      The Amalgamation..............................................................................9
2.4      Closing Time..................................................................................9
2.5      Effect of the Amalgamation....................................................................9
2.6      Directors and Officers........................................................................9
2.7      Effect on Balisoft Shares.....................................................................9
2.8      Dissenting Shares.............................................................................12
2.9      ServiceSoft Special Voting Share..............................................................12
2.10     Support Agreement between ServiceSoft and Amalco..............................................13
2.11     Voting and Exchange Trust Agreement...........................................................13
2.12     ServiceSoft Shareholders Agreement............................................................13
2.13     Appointment of Directors to ServiceSoft Board of Directors....................................13
2.14     Registration Rights...........................................................................13
2.15     Surrender of Certificates.....................................................................14
2.16     No Further Ownership Rights in Balisoft Common Shares or Balisoft Preferred
         Shares........................................................................................15
2.17     Lost, Stolen or Destroyed Certificates........................................................15
2.18     Taking of Necessary Action:  Further Action...................................................15

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF BALISOFT.............................................................16
3.1      Organization, Standing and Power..............................................................16
3.2      Capital Structure of Balisoft and the Balisoft Subsidiaries...................................16
3.3      Authority, Conflicts, Consents................................................................18
3.4      Balisoft Financial Statements.................................................................19
3.5      Absence of Undisclosed Liabilities............................................................19
3.6      Absence of Certain Changes....................................................................19
3.7      Tax Matters...................................................................................20
3.8      Title to Properties; Absence of Liens and Encumbrances; Condition of
         Equipment.....................................................................................22
3.9      Intellectual Property.........................................................................22

3.10     Material Contracts............................................................................24
3.11     Interested Party Transactions.................................................................24
3.12     Litigation....................................................................................25
3.13     Environmental and Safety Laws.................................................................25
3.14     Brokers' and Finders' Fees....................................................................25
3.15     Employee Benefit Plans and Compensation.......................................................25
3.16     Insurance.....................................................................................27
3.17     Compliance with Laws..........................................................................27
3.18     Complete Copies of Materials..................................................................27
3.19     Representations Complete......................................................................27
3.20     Disclosure Schedule...........................................................................27

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF SERVICESOFT
AND SERVICESOFT CANADA.................................................................................28
4.1      Organization, Standing and Power..............................................................28
4.2      Capital Structure of ServiceSoft and the ServiceSoft Subsidiaries.............................28
4.3      Authority, Conflicts, Consents................................................................29
4.4      ServiceSoft Financial Statements..............................................................30
4.5      Absence of Undisclosed Liabilities............................................................31
4.6      Absence of Certain Changes....................................................................31
4.7      Tax Matters...................................................................................31
4.8      Title to Properties; Absence of Liens and Encumbrances; Condition of
         Equipment.....................................................................................33
4.9      Intellectual Property.........................................................................34
4.10     Material Contracts............................................................................36
4.11     Interested Party Transaction..................................................................36
4.12     Litigation....................................................................................37
4.13     Environmental and Safety Laws.................................................................37
4.14     Brokers' and Finders' Fees....................................................................37
4.15     Employee Benefit Plans and Compensation.......................................................40
4.16     Insurance.....................................................................................41
4.17     Compliance with Laws..........................................................................41
4.18     Complete Copies of Materials..................................................................41
4.19     Representations Complete......................................................................41
4.20     Disclosure Schedule...........................................................................41

ARTICLE 5
CONDUCT PRIOR TO THE EFFECTIVE TIME....................................................................41
5.1      Conduct of Business of Balisoft...............................................................41
5.2      Conduct of Business of ServiceSoft............................................................44
5.3      No Solicitation...............................................................................46

ARTICLE 6
ADDITIONAL AGREEMENTS..................................................................................48
6.1      Access to Information.........................................................................48
6.2      Confidentiality...............................................................................48
6.3      Expenses......................................................................................49
6.4      Public Disclosure.............................................................................49
6.5      Consents......................................................................................49
6.6      Legal Requirements............................................................................49
6.7      Notification of Certain Matters...............................................................49
6.8      Employee Benefit Arrangement..................................................................49
6.9      Further Assurances............................................................................50

ARTICLE 7
CONDITIONS TO THE AMALGAMATION.........................................................................50
7.1      Conditions to Obligations of Each Party to Effect the Amalgamation............................50
7.2      Additional Conditions to Obligations of Balisoft..............................................51
7.3      Additional Conditions to the Obligations of ServiceSoft.......................................52

ARTICLE 8
SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW.....................................................53
8.1      Survival of Representations and Warranties....................................................53
8.2      Escrow Arrangements...........................................................................54

ARTICLE 9
CERTAIN RIGHTS OF SERVICESOFT TO ACQUIRE
EXCHANGEABLE SHARES....................................................................................68
9.1      ServiceSoft Liquidation Call Right............................................................68
9.2      ServiceSoft Redemption Call Right.............................................................70
9.3      Withholding Rights............................................................................72

ARTICLE 10
TERMINATION, AMENDMENT AND WAIVER......................................................................72
10.1     Termination...................................................................................72
10.2     Effect of Termination.........................................................................73
10.3     Amendment.....................................................................................73
10.4     Extension, Waiver.............................................................................74

ARTICLE 11
GENERAL PROVISIONS.....................................................................................74
11.1     Notices.......................................................................................74
11.2     Severability..................................................................................75
11.3     Other Remedies................................................................................76
11.4     Governing Law; Consent to Jurisdiction........................................................76
11.5     Rules of Construction.........................................................................76
11.6     Counterparts..................................................................................77

                             COMBINATION AGREEMENT

     This COMBINATION AGREEMENT (the "AGREEMENT") is made and entered into as of February 1, 1999 by and among (i) Balisoft Technologies Inc., a corporation incorporated under the laws of Ontario ("BALISOFT") (ii) ServiceSoft Corporation, a corporation incorporated under the laws of Delaware (the "SERVICESOFT"), and (iii) ServiceSoft Canada, Inc., a corporation incorporated under the laws of Ontario ("SERVICESOFT CANADA").

                                    RECITALS

A. The Boards of Directors of each of Balisoft, ServiceSoft and ServiceSoft Canada believe it is in the best interests of each company and their respective shareholders that Balisoft and ServiceSoft combine their business operations through the amalgamation of ServiceSoft Canada and Balisoft (the "AMALGAMATION"; the corporation continuing from such Amalgamation shall be referred to herein as "AMALCO") and, in furtherance thereof, have approved the Amalgamation.

B. Pursuant to the Amalgamation, among other things, (i) all of the issued and outstanding common shares of Balisoft ("BALISOFT COMMON SHARES ") shall be exchanged for Class A Shares of Amalco ("CLASS A SHARES"), which Class A Shares will immediately thereafter be changed into exchangeable non-voting shares of Amalco ("EXCHANGEABLE COMMON SHARES") pursuant to articles of amendment to be filed by Amalco (the "ARTICLES OF AMENDMENT") and that each Exchangeable Common Share shall thereafter be exchangeable in accordance with its terms and the terms and conditions set forth in a Voting and Exchange Trust Agreement (as defined in Section 2.11 herein) to be entered into pursuant hereto, for one common share of ServiceSoft (a "SERVICESOFT COMMON SHARE"); (ii) all of the issued and outstanding preferred shares of Balisoft and all other securities of Balisoft or its affiliates representing rights to acquire preferred shares of Balisoft (collectively, "BALISOFT PREFERRED SHARES") shall be exchanged for Class B Shares of Amalco ("CLASS B SHARES") (or rights to acquire Class B Shares), which Class B Shares will immediately thereafter be changed into exchangeable non-voting shares of Amalco ("EXCHANGEABLE PREFERRED SHARES") (or rights to acquire Exchangeable Preferred Shares) pursuant to the Articles of Amendment and that each Exchangeable Preferred Share shall thereafter be exchangeable in accordance with its terms and the terms and conditions set forth in the Voting and Exchange Trust Agreement for one Series H Preferred Share of ServiceSoft ("SERIES H PREFERRED SHARE") and (iii) all of the options issued by Balisoft to its employees ("BALISOFT EMPLOYEE OPTIONS") to acquire Balisoft Common Shares shall be replaced by options of equivalent value to acquire ServiceSoft Common Shares; and (iv) to the extent that Balisoft has other outstanding securities at the Closing Time (as defined below) representing rights to acquire Balisoft Common Shares or other Balisoft voting securities ("BALISOFT OTHER SECURITIES"), all such rights under such Balisoft Other Securities shall become rights to acquire Class A Shares or Class B Shares (as applicable) and, subsequently, Exchangeable Common Shares or Exchangeable Preferred Shares (collectively, "EXCHANGEABLE SHARES"), in each case in accordance with the terms and subject to the conditions set forth in this Agreement.

C. A portion of the Exchangeable Shares otherwise deliverable by Amalco to the holders of Balisoft Common Shares, Balisoft Preferred Shares and Balisoft Other Securities (collectively "BALISOFT SHARES") in connection with the transactions contemplated hereunder shall be placed in escrow, the release of which shall be contingent upon certain events and conditions.

D. In accordance with the terms of this Agreement, ServiceSoft will create a pool of ServiceSoft Common Shares and ServiceSoft Series H Preferred Shares (collectively "SERVICESOFT SHARES") beneficially owned by all current shareholders of ServiceSoft to be placed in escrow, the release of which shall be contingent upon certain events and conditions.

E. Balisoft, ServiceSoft and ServiceSoft Canada desire to make certain representations and warranties and other agreements in connection with the Amalgamation.

     NOW, THEREFORE, in consideration of the covenants, promises, representations and warranties set forth herein, and for other good and valuable consideration, the parties to this Agreement hereby agree as follows:

                                   ARTICLE 1
                  DEFINITIONS AND PRINCIPLES OF INTERPRETATION


1.1 DEFINITIONS - Whenever used in this Agreement, the following words and terms shall have the meanings set out below:

"ACCELERATION TRANSACTION" has the meaning as defined in Section 8.2(i);

"AGREEMENT" means this combination agreement, including the Exhibits and Schedules, and all instruments supplementing or amending or confirming this Agreement "ARTICLE" or "SECTION" means and refers to the specified article or section of this Agreement;

"AMALGAMATION AGREEMENT" has the meaning as defined in Section 2.4;

"ARTICLES OF AMALGAMATION" has the meaning as defined in Section 2.4;

"BALISOFT ADJUSTMENT NUMBER" has the meaning as defined in Section 8.2(h);

"BALISOFT AGENT" has the meaning as defined in Section 8.2(k);

"BALISOFT BALANCE SHEET" has the meaning as defined in Section 3.5;

"BALISOFT COMMON NUMBER" means the total number of 149,601 outstanding Balisoft Common Shares following completion of the Balisoft Reorganization;

"BALISOFT COMMON RATIO" means the portion of Balisoft's total outstanding securities represented by Balisoft Common Shares, Balisoft Other Securities and Balisoft Employee Options and is equal to 0.575, representing the quotient obtained when the Balisoft Pre Total Common is divided by the Balisoft Pre Fully Diluted Common;

"BALISOFT DISCLOSURE SCHEDULE" has the meaning as defined in Article 3;

"BALISOFT EMPLOYEE OPTIONS NUMBER" means the total number of 41,805 Balisoft Common Shares which may be issued upon exercise of outstanding Balisoft Employee Options following completion of the Balisoft Reorganization;

"BALISOFT ESCROW AMOUNT" means 465,877 Exchangeable Common Shares and 456,319 Exchangeable Preferred Shares (collectively representing 20% of the Balisoft Post Fully Diluted Common);

"BALISOFT ESCROW FUND" has the meaning as defined in Section 8.2(a);

"BALISOFT EXCHANGE RATIO" means 15.571, subject to adjustment in accordance with
Article 8;

"BALISOFT FINANCIAL STATEMENTS" has the meaning as defined in Section 3.4;

"BALISOFT ISRAEL" has the meaning as defined in Section 3.1;

"BALISOFT OTHER SECURITIES NUMBER" means the total number of 6,898 Balisoft Common Shares which may be issued upon conversion, exchange or exercise of all outstanding Balisoft Other Securities following completion of the Balisoft Recapitalization;

"BALISOFT POST TOTAL COMMON" means the total number of Exchangeable Common Shares provided to holders of Balisoft Common Shares, Balisoft Other Securities and Balisoft Employee Options upon the Amalgamation and the filing of Articles of Amendment and is equal to the product of the Balisoft Common Ratio multiplied by the Balisoft Post Fully Diluted Common;

"BALISOFT POST TOTAL PREFERRED" means the total number of Exchangeable Preferred Shares provided to holders of Balisoft Preferred Shares upon the Amalgamation and the filing of Articles of Amendment and is equal to the product of the Balisoft Preferred Ratio multiplied by the Balisoft Post Fully Diluted Common;

"BALISOFT PREFERRED NUMBER" means the total number of 146,532 outstanding Balisoft Preferred Shares following completion of the Balisoft Recapitalization;

"BALISOFT PREFERRED RATIO" means the portion of Balisoft's total outstanding securities represented by Balisoft Preferred Shares and is equal to 0.425, representing the quotient obtained when the Balisoft Preferred Number is divided by the Balisoft Pre Fully Diluted Common;

 "BALISOFT POST FULLY DILUTED COMMON" means the aggregate number of ServiceSoft Common Shares issuable in respect of all Exchangeable Common Shares, Exchangeable Preferred Shares and all other securities convertible or exchangeable for ServiceSoft Common Shares provided to holders of all Balisoft securities upon the Amalgamation and the filing of Articles of Amendment and is equal to the product obtained when the Balisoft Pre Fully Diluted Common is multiplied by the Balisoft Exchange Ratio;

"BALISOFT PRE FULLY DILUTED COMMON" means 344,836, representing the sum of the Balisoft Pre Total Common plus the Balisoft Preferred Number;

"BALISOFT PRE TOTAL COMMON" means 198,304, representing the sum of the Balisoft Common Number plus the Balisoft Other Securities Number plus the Balisoft Employee Options Number;

"BALISOFT RECAPITALIZATION" means the reorganization of the capital structure of Balisoft to be completed prior to Closing in accordance with Section 2.1;

"BALISOFT SUBSIDIARIES" has the meaning set out in Section 3.1;

"BALISOFT VALUE" means $10,738,636, subject to adjustment in accordance with
Section 8.2;

"BUSINESS DAY" means a day, other than a Saturday or Sunday, on which the principal commercial banks located in Toronto and Boston are open for business during normal banking hours;

"CERTIFICATES" has the meaning as defined in Section 2.15(c);

"CLOSING DATE" has the meaning as defined in Section 2.4;

"CLOSING TIME" has the meaning as defined in Section 2.4;

"CONFIRMATION CERTIFICATE" has the meaning as defined in Section 8.2(e);

"CONFIRMED LOSSES" has the meaning as defined in Section 8.2(h);

"DISSENTING SHARES" has the meaning as defined in Section 2.8;

"ESCROW ACCELERATION NOTICE" has the meaning as defined in Section 8.2(i);

"ESCROW AGENT" has the meaning as defined in Section 8.2(a);

"ESCROW CLAIM CERTIFICATE" has the meaning as defined in Section 8.2(e);

"ESCROW RELEASE DATE" has the meaning as defined in Section 8.2(i);

"EXCHANGE AGENT" has the meaning as defined in Section 2.15;

"FINAL BALISOFT ADJUSTMENT" has the meaning as defined in Section 8.2(h);

"FINAL SERVICESOFT ADJUSTMENT" has the meaning as defined in Section 8.2(h);

"KNOWLEDGE" of a party means (a) in the case of Balisoft, the actual knowledge of Mark Skapinker, Chief Executive Officer of Balisoft, or any member of the Balisoft board of directors, and (b) in the case of ServiceSoft, the actual knowledge of David Tarrant, President of ServiceSoft, or any member of the ServiceSoft board of directors.

"LOSSES" has the meaning as defined in Section 8.2(c);

"OBJECTION NOTICE" has the meaning ascribed to it in Section 8.2(e);

"REGISTRATION RIGHTS AGREEMENT" has the meaning as defined in Section 2.14;

"SERVICESOFT ADJUSTMENT NUMBER" has the meaning as defined in Section 8.2(h);

"SERVICESOFT AGENT" has the meaning as defined in Section 8.2(l);

"SERVICESOFT BALANCE SHEET" has the meaning as defined in Section 4.5;

"SERVICESOFT COMMON NUMBER" means the total number of 34,742 issued and outstanding ServiceSoft Common Shares following completion of the ServiceSoft Recapitalization but prior to the Amalgamation;

"SERVICESOFT DISCLOSURE SCHEDULE" has the meaning as defined in Article 4;

"SERVICESOFT EMPLOYEE OPTIONS NUMBER" means the total number of 1,225,150 ServiceSoft Common Shares which may be issued upon exercise of all outstanding ServiceSoft Employee Options following completion of the ServiceSoft Recapitalization but prior to the Amalgamation;

"SERVICESOFT ESCROW AMOUNT" means 1,060,522 ServiceSoft Series H Preferred Shares representing, 20% of the total number of ServiceSoft Series H Preferred Shares following completion of all steps in the ServiceSoft Recapitalization and prior to the Closing Time;

"SERVICESOFT ESCROW FUND" has the meaning as defined in Section 8.2(b);

"SERVICESOFT FINANCIAL STATEMENTS" has the meaning as defined in Section 4.4;

"SERVICESOFT FULLY DILUTED COMMON" means 6,562,500, representing the sum of the ServiceSoft Common Number plus the ServiceSoft Preferred Number plus the ServiceSoft Employee Options Number;

"SERVICESOFT PREFERRED NUMBER" means the total number of 5,302,608 outstanding Series H Preferred Shares of ServiceSoft following completion of the ServiceSoft Recapitalization but prior to the Amalgamation;

"SERVICESOFT RECAPITALIZATION" means the reorganization of ServiceSoft's capital structure to be completed prior to Closing in accordance with Section 2.2;

"SERVICESOFT SHAREHOLDERS AGREEMENT" has the meaning as defined in Section 2.12;

"SERVICESOFT VALUE" means $13,125,000, subject to adjustment in accordance with
Section 8.2;

"SPECIAL COMMON VOTING SHARE" has the meaning as defined in Section 2.9;

"SPECIAL PREFERRED VOTING SHARE" has the meaning as defined in Section 2.9;

"TAX" and "TAXES" have the meanings as defined in Section 3.7(a);

"TOTAL BALISOFT CLAIM" has the meaning as defined in Section 8.2(h);

"TOTAL SERVICESOFT CLAIM" has the meaning as defined in Section 8.2(h); and

"VOTING AND EXCHANGE TRUST AGREEMENT" has the meaning as defined in
Section 2.11.

1.2  CERTAIN RULES OF INTERPRETATION - In this Agreement:

     (a) TIME - time is of the essence in the performance of the parties' respective obligations;

     (b) CURRENCY - unless otherwise specified, all references to money amounts are to United States dollars;

     (c) HEADINGS - the descriptive headings of Articles and Sections are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of content;

     (d) SINGULAR, ETC. - the use of words in the singular or plural, or with a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such person or persons or circumstances as the context otherwise permits;

     (e) CONSENTS - whenever a provision of this Agreement requires an approval or consent by a party to this Agreement and notification of such approval or consent is not delivered within the applicable time limited, then, unless otherwise specified, the party whose consent or approval is required shall be conclusively deemed to have withheld its consent or approval;

     (f) CALCULATION OF TIME - unless otherwise specified, time periods within or following which any payment is to be made or act is to be done shall be calculated by excluding the day on which the period commences and including the day which ends the period and by extending the period to the next Business Day following if the last day of the period is not a Business Day; and

     (g) BUSINESS DAY - whenever any payment is to be made or action to be taken under this Agreement is required to be made or taken on a day other than a Business Day, such payment shall be made or action taken on the next Business Day following.

1.3 ENTIRE AGREEMENT - This Agreement (including the Schedules and Exhibits hereto) together with the agreements and other documents to be delivered pursuant to this Agreement, constitutes the entire agreement between the parties pertaining to the subject matter of this Agreement and supersedes all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties including, without limitation, the Letter of Intent dated December 17, 1998, and there are no warranties, representations or other agreements between any of them in connection with the subject matter of this Agreement except as specifically set forth in this Agreement and any document delivered pursuant to this Agreement. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions (whether or not similar) nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

1.4 EXHIBITS AND SCHEDULES - The exhibits and schedules to this Agreement, as listed below, are an integral part of this Agreement:

         Balisoft Disclosure Schedule
         ServiceSoft Disclosure Schedule
         Exhibit A - Form of Amalgamation Agreement
         Exhibit B - Form of Articles of Amalgamation
         Exhibit C - Provisions for the Special Voting Share Exhibit D - Form of Support Agreement
         Exhibit E - Form of Voting and Exchange Trust Agreement Exhibit F - Form of ServiceSoft Shareholders Agreement Exhibit G - Form of Registration Rights Agreement Exhibit H - Form of Skapinker Employment Agreement

         Exhibit I - Form of Tarrant Employment Agreement Amendment Exhibit J - Terms of ServiceSoft Series H Preferred Shares


                                   ARTICLE 2
                                THE COMBINATION

2.1 BALISOFT RECAPITALIZATION - Prior to the Closing, Balisoft shall complete the Balisoft Recapitalization consisting of:

     (a) the exercise of all outstanding Special Warrants for 110,115 Balisoft Preferred Shares; and

     (b) in the discretion of their holders, the exchange of all Gemini Shares for 36,417 Balisoft Preferred Shares.

2.2 SERVICESOFT RECAPITALIZATION - Prior to the Closing, ServiceSoft shall complete a reorganization of its capital structure consisting of:

     (a) the creation of the ServiceSoft Series H Preferred Shares having the terms set out in EXHIBIT J;

     (b)  a consolidation of and amendment to ServiceSoft's capital changing:

          (i) each outstanding ServiceSoft Common Share and ServiceSoft Employee Option into 0.53781 ServiceSoft Common Shares and ServiceSoft Employee Options, as applicable; and

          (ii) changing each outstanding ServiceSoft Series F Preferred Share into 0.43025 ServiceSoft Series H Preferred Shares resulting in an aggregate of 2,250,489 ServiceSoft Series H Preferred Shares; and

          (iii) changing each outstanding ServiceSoft Series G Preferred Share into 0.43025 ServiceSoft Series H Preferred Shares resulting in an aggregate of 1,991,587 ServiceSoft Series H Preferred Shares; and

     (c) following the consolidation of ServiceSoft's capital specified in paragraph (b) above, and prior to Closing, ServiceSoft shall declare a stock dividend on the ServiceSoft Series H Preferred Shares equal to an aggregate of 1,060,522 ServiceSoft Series H Preferred Shares representing 20% of the total number of ServiceSoft Series H Preferred Shares outstanding following the issuance thereof, all of which ServiceSoft Series H Preferred Shares shall be delivered to the Escrow Agent at the Closing in accordance with subsection 2.7(d)(ii). Following distribution of this stock dividend, the total issued and outstanding ServiceSoft Shares shall consist of 34,741 ServiceSoft Common Shares and 5,302,598 ServiceSoft Series H Preferred Shares.

2.3 THE AMALGAMATION - At the Closing Time (as defined in Section 2.4 below) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of the Business Corporations Act (Ontario) (the "Act") Balisoft and ServiceSoft Canada shall be amalgamated in order to create Amalco.

2.4  CLOSING TIME - Unless this Agreement is earlier terminated pursuant to
Section 10.1, the closing of the Amalgamation (the "Closing") will take place as promptly as practicable, but (except as may otherwise be agreed by Balisoft and ServiceSoft) no later than 3 Business Days following the later of (a) satisfaction or waiver of the conditions set forth in Article 7, and (b) 10 Business Days following the date of this Agreement at the offices of Osler, Hoskin & Harcourt, Suite 6600, P.O. Box 50, 1 First Canadian Place, Toronto, Ontario M5X I B8, unless another place or time is expressly agreed to in writing by Balisoft and ServiceSoft. The date upon which the Closing actually occurs is herein referred to as the "CLOSING DATE". On the Closing Date, the parties hereto shall cause the Amalgamation to be consummated by (i) executing and delivering an agreement (the "AMALGAMATION AGREEMENT") substantially in the form attached hereto as EXHIBIT A, duly completed in accordance with this Agreement, and (ii) filing Articles of Amalgamation with the Director under the Act in the form attached as EXHIBIT B hereto (the "ARTICLES OF AMALGAMATION"), in accordance with the relevant provisions of the Act (the time that such Articles of Amalgamation become effective under the Act being referred to herein as the "CLOSING TIME").

2.5 EFFECT OF THE AMALGAMATION - At the Closing Time, the effect of the Amalgamation shall be as provided under Section 179 of the Act. Without limiting the generality of the foregoing, and subject thereto, at the Closing Time, the separate corporate existence of each of Balisoft and ServiceSoft Canada shall cease, all the property, rights, privileges, powers and franchises of Balisoft and ServiceSoft Canada shall vest in Amalco, and all debts, liabilities, obligations and duties of ServiceSoft Canada and Balisoft shall become the debts, liabilities, obligations and duties of Amalco. The name of Amalco shall be "ServiceSoft Canada Inc."

2.6 DIRECTORS AND OFFICERS - The directors of Amalco immediately after the Closing Time shall be the individuals identified as directors of Amalco in the Amalgamation Agreement.

2.7 EFFECT ON BALISOFT SHARES - Subject to the terms and conditions of this Agreement, as of the Closing Time, by virtue of the Amalgamation and without any action on the part of Balisoft and ServiceSoft Canada or the holder of any Balisoft shares, and immediately thereafter, upon the filing of the Articles of Amendment by Amalco, in each case as more fully described below, the following shall occur:

     (a) EXCHANGE OF BALISOFT COMMON SHARES FOR CLASS A SHARES - Upon the Amalgamation each Balisoft Common Share issued and outstanding following the Balisoft Recapitalization and immediately prior to the Closing Time (other than any

          Dissenting Shares (as defined in and to the extent provided in Section 2.8)) will automatically be exchanged for that number of Class A Shares equal to the Balisoft Exchange Ratio.

     (b) EXCHANGE OF BALISOFT PREFERRED SHARES FOR CLASS B SHARES - Upon the Amalgamation each Balisoft Preferred Share issued and outstanding following the Balisoft Recapitalization and immediately prior to the Closing Time (other than any Dissenting Shares) will automatically be exchanged for that number of Class B Shares equal to the Balisoft Exchange Ratio (and, for greater certainty, this exchange shall automatically result in all securities representing rights to acquire Balisoft Preferred Shares becoming rights to acquire that number of Class B Shares equal to the number of Balisoft Preferred Shares which could previously be acquired thereunder multiplied by the Balisoft Exchange Ratio).

     (c) CHANGE OF CLASS A SHARES AND CLASS B SHARES INTO EXCHANGEABLE SHARES - Immediately following the Amalgamation and the exchange of Balisoft Common Shares for Class A Shares pursuant to paragraph (a) above and the exchange of Balisoft Preferred Shares for Class B Shares pursuant to paragraph (b) above, Amalco shall file the Articles of Amendment and, pursuant thereto, each Class A Share issued upon the Amalgamation shall immediately be changed into one Exchangeable Common Share and each Class B Share issued upon the Amalgamation shall immediately be changed into one Exchangeable Preferred Share (and, for greater certainty, all securities representing rights to acquire Class B Shares shall automatically become rights to acquire Exchangeable Preferred Shares), in each case, without any further action on the part of any holders thereof.

     (d)  DELIVERY OF EXCHANGEABLE SHARES: ESCROW -

          (i) Upon the issuance of the Exchangeable Shares in accordance with paragraph (c) above, that number of Exchangeable Shares (which may include Gemini Shares having rights to acquire Exchangeable Shares) equal to the Balisoft Escrow Amount shall be placed in escrow in the Balisoft Escrow Fund in accordance with subsection 8.2(a), and all other Exchangeable Shares issued in accordance with paragraph (c) above shall be distributed to the registered holders thereof (being the registered holders of the Balisoft Common Shares exchanged for Class A Shares upon the Amalgamation which were changed into the Exchangeable Common Shares upon the filing of the Articles of Amendment and the registered holders of the Balisoft Preferred Shares exchanged for Class B Shares upon the Amalgamation which were changed into the Exchangeable Preferred Shares upon the filing of the Articles of Amendment).

          (ii) Upon the Closing, all of the ServiceSoft Common Shares and ServiceSoft Series H Preferred Shares distributed pursuant to the stock dividend declared by ServiceSoft in accordance with subsection 2.2(d) shall be placed in escrow in the ServiceSoft Escrow Fund in accordance with subsection 8.2(b).

          (iii) Promptly following the Closing, certificates representing all Exchangeable Shares comprising the Balisoft Escrow Fund and all ServiceSoft Shares comprising the ServiceSoft Escrow Fund shall be delivered to the Escrow Agent and certificates representing all Exchangeable Shares which are not required to be held in escrow in accordance with this Agreement shall be delivered to the registered holders thereof in accordance with Section 2.15.

     (e) BALISOFT OTHER SECURITIES - At the Closing Time, all Balisoft Other Securities shall continue to have, and be subject to, the same terms and conditions of such Balisoft Other Securities immediately prior to the Closing Time, except that (A) each Balisoft Other Security shall be exercisable for that whole number of Class A Shares equal to the product of the number of Balisoft Common Shares that were issuable upon exercise of such Balisoft Other Security immediately prior to the Closing Time multiplied by the Balisoft Exchange Ratio, rounded up to the nearest whole number of Class A Shares held by any particular holder, (B) the per share exercise price for Class A Shares issuable upon exercise of such Balisoft Other Security shall be equal to the quotient determined by dividing the exercise price per Balisoft Common Share at which such Balisoft Other Security was exercisable immediately prior to the Closing Time by the Balisoft Exchange Ratio, rounded down to the nearest whole cent. Immediately following the Closing Time and upon the filing of the Articles of Amendment, the right to receive Class A Shares upon exercise of such Balisoft Other Securities shall become a right to receive the same number of Exchangeable Common Shares, and Amalco will issue to each holder of outstanding Balisoft Other Securities a document evidencing the foregoing changes to such Balisoft Other Securities.

     (f) BALISOFT EMPLOYEE OPTIONS - At the Closing Time, all outstanding Balisoft Employee Options shall become that number of ServiceSoft Employee Options equal to the product of the number of Balisoft Common Shares that were issuable upon exercise of such Balisoft Employee Options immediately prior to the Closing Time multiplied by the Balisoft Exchange Ratio, rounded down to the nearest whole number, and each such ServiceSoft Employee Option shall have an exercise price equal to the Quotient determined by dividing the exercise price per Balisoft Common Share at which such Balisoft Employee Options were exercisable immediately prior to the Closing Time by the Balisoft Exchange Ratio, rounded up to the nearest whole cent. Promptly following the Closing, ServiceSoft will issue to each current holder of Balisoft Employee Options a new document evidencing the replacement of their

          Balisoft Employee Options with ServiceSoft Employee Options in accordance with this subparagraph 2.7(f).

     (g) FRACTIONAL SHARES - No fraction of a Class A Share or Class B Share shall be issued, but in lieu thereof, the number of Class A Shares or Class B Shares issuable to any holder of Balisoft Common Shares shall be rounded up to the nearest whole number, after aggregating all fractional Class A Shares or Class B Shares to be received by such holder.

2.8  DISSENTING SHARES -

     (a) Notwithstanding any provision of this Agreement to the contrary, any Balisoft Common Shares or Balisoft Preferred Shares held by a holder who has exercised dissent rights for such shares in accordance with
          Section 185 of the Act and who, as of the Closing Time, has not effectively withdrawn or lost such dissent rights ("DISSENTING SHARES"), shall not be exchanged for Class A Shares or Class B Shares pursuant to Section 2.7, but the holder thereof shall only be entitled to such rights as are granted by Section 185 of the Act.

     (b) Notwithstanding the provisions of subsection (a), if any holder of Dissenting Shares shall effectively withdraw or lose (through failure to perfect or otherwise) his or her dissent rights, then, as of the later of the Closing Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Class A Shares as provided in subsection 2.7(a) or Class B Shares as provided in subsection 2.7(b) (and, upon the filing of Articles of Amendment under subsection 2.7(c), Exchangeable Common Shares or Exchangeable Preferred Shares, as applicable), without interest thereon, upon surrender of the certificate representing such shares, subject to the conditions set forth below and throughout this Agreement, including without limitation the escrow provisions set forth in Section 8.2.

2.9  SERVICESOFT SPECIAL VOTING SHARE -

     (a) Prior to the Closing Time, ServiceSoft shall amend its Certificate of Incorporation to create the ServiceSoft Series X Special Preferred Share (the "SPECIAL COMMON VOTING SHARE") and the ServiceSoft Series Y Special Preferred Shares (the "SPECIAL PREFERRED VOTING SHARE"), each having the terms and conditions set out in EXHIBIT C.

     (b) Immediately following the Amalgamation and contemporaneously with the filing of the Articles of Amendment in accordance with subsection 2.7(c), ServiceSoft shall issue one Special Common Voting Share and one Special Preferred Voting Share to an independent trust company in Toronto as trustee (the "TRUSTEE") to be held by it in trust for the benefit of the holders from time to time of Exchangeable Common Shares and Exchangeable Preferred Shares, respectively (in each case other than ServiceSoft) in accordance with the provisions of the Voting and Exchange Trust Agreement (as defined in Section 2.11 hereof).

2.10 SUPPORT AGREEMENT BETWEEN SERVICESOFT AND AMALCO - Immediately following the Amalgamation, ServiceSoft and Amalco shall enter into a Support Agreement substantially in the form attached hereto as EXHIBIT D (the "SUPPORT AGREEMENT"), pursuant to which ServiceSoft shall agree, among other things and subject to certain conditions, to issue one ServiceSoft Common Share in exchange for each Exchangeable Common Share and to issue one ServiceSoft Series H Preferred Share in exchange for each Exchangeable Preferred Share. For so long as any Exchangeable Shares remain outstanding, the parties agree to comply with all of the terms of the Support Agreement and not to amend the Support Agreement without the written consent of the Balisoft Agent (as defined in Section 8.2).

2.11 VOTING AND EXCHANGE TRUST AGREEMENT - Immediately following the Amalgamation, ServiceSoft, Amalco and the Trustee shall enter into a Voting and Exchange Trust Agreement substantially in the form attached hereto as Exhibit E (the "VOTING AND EXCHANGE TRUST AGREEMENT"), providing for the exercise of voting rights in ServiceSoft by holders of Exchangeable Shares and certain other matters.

2.12 SERVICESOFT SHAREHOLDERS AGREEMENT - Immediately following the Amalgamation, ServiceSoft shall, and shall use its best efforts to cause all ServiceSoft major shareholders and all major holders of Exchangeable Common Shares and Exchangeable Preferred Shares to, enter into the ServiceSoft Shareholders Agreement substantially in the form attached hereto as EXHIBIT F (the "SERVICESOFT SHAREHOLDERS AGREEMENT"), pursuant to which all such parties shall agree on the composition of the ServiceSoft board of directors, certain rights and restrictions regarding issuances of new securities of ServiceSoft and transfers of outstanding ServiceSoft securities and certain other matters.

2.13 APPOINTMENT OF DIRECTORS TO SERVICESOFT BOARD OF DIRECTORS - ServiceSoft shall use its best efforts to cause Mark Skapinker and the nominee of the holders of Exchangeable Shares who are Major Shareholders (as defined in the ServiceSoft Shareholders Agreement) to be elected to the ServiceSoft board of directors, and to take all steps necessary to ensure that the ServiceSoft board of directors is composed of the nominees specified in the ServiceSoft Shareholders Agreement, effective upon the Closing and thereafter in accordance with the terms of the ServiceSoft Shareholders Agreement.

2.14 REGISTRATION RIGHTS - Immediately following the Amalgamation, ServiceSoft shall and shall use its best efforts to cause the ServiceSoft shareholders currently holding registration rights to enter into a Registration Rights Agreement substantially in the form attached hereto as EXHIBIT G (the "REGISTRATION RIGHTS AGREEMENT"), pursuant to which certain shareholders of ServiceSoft

(including certain holders of Exchangeable Common Shares or Exchangeable Preferred Shares) shall be provided with registration rights upon the terms and conditions specified therein.

2.15 SURRENDER OF CERTIFICATES -

     (a) EXCHANGE AGENT - Amalco or such other party mutually agreed by the parties shall act as exchange agent in the Amalgamation (the "EXCHANGE AGENT")

     (b) AMALCO TO PROVIDE EXCHANGEABLE SHARES - Promptly after the Closing Time, Amalco shall make available to the Exchange Agent, for exchange in accordance with this Article 2, the aggregate number of Exchangeable Common Shares outstanding following the change (pursuant to the Articles of Amendment) of the Class A Shares issuable pursuant to subsection 2.7(a) in exchange for outstanding Balisoft Common Shares and the aggregate number of Exchangeable Preferred Shares outstanding following the change (pursuant to the Articles of Amendment) of the Class B Shares issuable pursuant to subsection 2.7(b) in exchange for outstanding Balisoft Preferred Shares; provided that (i) no Exchangeable Common Shares shall be deposited in respect of Balisoft Common Shares as to which dissent rights have been exercised and not withdrawn under Section 2.8 and (ii) Amalco shall deposit into escrow on behalf of the holders of Balisoft Common Shares and Balisoft Preferred Shares the number of Exchangeable Shares comprising the Balisoft Escrow Fund in accordance with subsections 2.7(d) and 8.2(a).

     (c) EXCHANGE PROCEDURES - As soon as reasonably practicable after the Closing Time, Amalco shall cause to be delivered, to each holder of record of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Closing Time represented outstanding Balisoft Common Shares exchanged for Class A Shares upon the Amalgamation and changed into Exchangeable Common Shares pursuant to the Articles of Amendment or, Balisoft Preferred Shares exchanged for Class B Shares upon the Amalgamation and changed into Exchangeable Preferred Shares pursuant to the Articles of Amendment, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Exchangeable Shares. No certificates shall be issued by Amalco in respect of any Class A Shares or Class B Shares. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole Exchangeable Shares issued to such holder pursuant to Section 2.7 (subject to the escrow provisions of Section 8.2) and the Certificate so surrendered shall forthwith be cancelled. Until so surrendered, each outstanding Certificate that, prior to the Closing Time, represented Balisoft Common

          Shares, will be deemed from and after the Closing Time, to evidence only the right to receive Exchangeable Common Shares in respect of each such share and each outstanding Certificate that, prior to the Closing Time, represented Balisoft Preferred Shares, will be deemed from and after the Closing Time, to evidence only the right to receive Exchangeable Preferred Shares in respect of each such share (in each case subject to the escrow provisions of Section 8.2).

     (d) DISTRIBUTIONS WITH RESPECT TO UNEXCHANGED SHARES - No dividends or other distributions with respect to Exchangeable Shares declared or made after the Closing Time and with a record date after the Closing Time will be paid to the holder of any unsurrendered Certificate with respect to the Exchangeable Shares represented thereby until the holder of record of such Certificate shall surrender such Certificate Subject to applicable law, following surrender of any such Certificate, there shall be paid to the record holder of the certificates representing whole Exchangeable Shares issued in exchange therefor, without interest, at the time of such surrender, the amount of dividends or other distributions with a record date after the Closing Time theretofore payable with respect to such whole number of Exchangeable Shares.

2.16 NO FURTHER OWNERSHIP RIGHTS IN BALISOFT COMMON SHARES OR BALISOFT PREFERRED SHARES - All Class A Shares issued upon the Amalgamation in exchange for Balisoft Common Shares in accordance with the terms hereof shall be deemed to have been issued in fall satisfaction of all rights pertaining to such Balisoft Common Shares and all Class B Shares issued upon the Amalgamation in exchange for Balisoft Preferred Shares in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such Balisoft Preferred Shares, and there shall be no further registration of transfers on the records of Amalco of Balisoft Common Shares or Balisoft Preferred Shares which were outstanding immediately prior to the Closing Time. If, after the Closing Time, Certificates are presented to Amalco for any reason, they shall be canceled and exchanged as provided in this Article 2 (subject to the escrow provisions of Section 8.2).

2.17 LOST, STOLEN OR DESTROYED CERTIFICATES - In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall make payment in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit in a form satisfactory to the Exchange Agent of that fact by the holder thereof, of such amount as may be required pursuant to Section 2.7; PROVIDED, HOWEVER, that ServiceSoft may, in its sole discretion and as a condition precedent to the issuance thereof, require the owner of any such lost, stolen or destroyed Certificates to deliver a bond in such sum as ServiceSoft may reasonably direct as indemnity against any claim that may be made against ServiceSoft, Amalco or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

2.18 TAKING OF NECESSARY ACTION: Further Action - If, at any time after the Closing Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest Amalco with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Balisoft and ServiceSoft Canada or to vest ServiceSoft with control in Amalco, the officers and directors of Amalco are fully authorized in the name of Amalco or otherwise to take, and will take, all such lawful and necessary and/or desirable action so long as such action is consistent with this Agreement.


                                   ARTICLE 3
                   REPRESENTATIONS AND WARRANTIES OF BALISOFT

     Except as disclosed in a document of even date herewith and delivered by Balisoft to ServiceSoft prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "BALISOFT DISCLOSURE SCHEDULE"), Balisoft represents and warrants to ServiceSoft as follows:

3.1 ORGANIZATION, STANDING AND POWER - Each of Balisoft, Balisoft Ltd., a company organized under the laws of Israel ("BALISOFT ISRAEL"), and Balisoft Technologies (US) Inc., a Delaware corporation ("BALISOFT US" and together with Balisoft Israel, the "BALISOFT SUBSIDIARIES"), is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Balisoft and each of the Balisoft Subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which it is required to be so qualified. Balisoft has delivered a true and correct copy of the Articles and Bylaws or other charter documents, as applicable, of Balisoft and each of the Balisoft Subsidiaries, each as amended to date, to ServiceSoft. Neither Balisoft nor any of the Balisoft Subsidiaries is in violation of any of the provisions of its Articles or Bylaws (or equivalent organizational documents).

3.2  CAPITAL STRUCTURE OF BALISOFT AND THE BALISOFT SUBSIDIARIES -

     (a)  BALISOFT -

          (i) The authorized capital of Balisoft consists of an unlimited number of Balisoft Common Shares, of which 149,601 are issued and outstanding, and an unlimited number of Class A Preferred Shares, none of which are issued or outstanding. There are no other outstanding shares of capital stock or voting securities of Balisoft. Special Warrants to purchase an aggregate of 110,115 Balisoft Preferred Shares (the "SPECIAL WARRANTS") are outstanding; Common Share Warrants to purchase an aggregate of 6,898 Balisoft Common Shares (collectively, the "BALISOFT COMMON WARRANTS") are outstanding; 100 Series A Preferred Shares of Balisoft Israel exchangeable for 36,417 Balisoft Common Shares (the "GEMINI SHARES") are outstanding; Balisoft has reserved an aggregate of 45,455 Balisoft Common Shares for issuance to employees pursuant to its stock option plans (the "BALISOFT OPTION PLANS"), and options to purchase an aggregate of 41,805 Balisoft Common Shares are outstanding pursuant to such Balisoft Option Plans (the "BALISOFT EMPLOYEE OPTIONS"). There are currently no other Balisoft securities outstanding. All outstanding Balisoft Common Shares and all outstanding Special Warrants, Balisoft Common Warrants, Gemini Shares and Balisoft Employee Options (collectively, the "BALISOFT WARRANTS") are duly authorized, validly issued, fully paid and nonassessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and are not subject to preemptive rights or rights of first refusal created by statute, the Articles or Bylaws of Balisoft or any agreement to which Balisoft is a party or by which it is bound other than the Balisoft Stakeholders Agreement dated June 3, 1998. Balisoft has reserved an aggregate of not less than 198,885 Common Shares for issuance upon the exercise of all outstanding Balisoft Warrants.

          (ii) Except for the Balisoft Warrants, there are no other options, warrants, calls, rights, commitments or agreements of any character to which Balisoft is a party or by which it is bound obligating Balisoft to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of Balisoft or obligating Balisoft to grant, extend, accelerate the vesting of, change the price of, or otherwise amend or enter into any such option, warrant, call, right, commitment or agreement. The terms of each of the Balisoft Warrants will permit the assumption or substitution of options or warrants, as applicable, to purchase Class A Shares or Class B Shares, as applicable, upon the Amalgamation and Exchangeable Common Shares or Exchangeable Preferred Shares, as applicable, upon the filing of the Articles of Amendment as provided in this Agreement, without the consent or approval of the holders of such securities, holders of Balisoft Common Shares, or otherwise as follows: the Special Warrants and the Gemini Shares will either be exercised by their holders for Balisoft Preferred Shares prior to the Closing Time or will become exercisable for Class B Shares upon the Amalgamation and Exchangeable Preferred Shares upon the Filing of Articles of Amendment, the Balisoft Common Warrants will become exercisable for Class A Shares upon the Amalgamation and Exchangeable Common Shares upon the filing of Articles of Amendment, and the Balisoft Employee Options will become with ServiceSoft Employee Options. True and complete copies of all agreements and instruments relating to or issued under the Balisoft Option Plans have been made available to ServiceSoft and its counsel and such agreements and instruments have not been amended, modified or supplemented, and there are no agreements to amend, modify or supplement such agreements or instruments in any case from the form made available to ServiceSoft and its counsel.

          (iii) As of or prior to the Closing Time, Balisoft shall undertake the Balisoft Recapitalization in accordance with Section 2.1.

     (b) BALISOFT ISRAEL - The authorized capital stock of Balisoft Israel consists of 1,000 Ordinary Shares, of which 1,000 shares are issued and outstanding, 999 of which are owned by Balisoft and 1 of which is owned by Mr. Les Abelson in trust for Balisoft and 100 Series A Preferred Shares of which 100 are issued and outstanding as the Gemini Shares.

     (c) BALISOFT US - The authorized capital stock of Balisoft US consists of 100 shares of Common Stock, par value US $0.01 per share, and 10,000 shares of Preferred Stock, par value US $0.01 per share of which 100 shares of Common Stock are issued and outstanding, all of which are owned by Balisoft and no shares of Preferred Stock are issued and outstanding.

3.3  AUTHORITY, CONFLICTS, CONSENTS -

     (a) Balisoft has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Balisoft, except for the formal approval of this Agreement and the Amalgamation by holders of Balisoft Common Shares and Balisoft Preferred Shares, which approval is a closing condition to the Amalgamation as set forth in subsection
          7.1 (a) of this Agreement. This Agreement has been duly executed and delivered by Balisoft and constitutes the valid and binding obligation of Balisoft, enforceable in accordance with its terms.

     (b) Except as described in Section 3.3 of the Balisoft Disclosure Schedule, to the Knowledge of Balisoft the execution and delivery of this Agreement by Balisoft does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any benefit under (any such event, a "CONFLICT") (i) any provision of the Articles or Bylaws of Balisoft, as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Balisoft or any of the Balisoft Subsidiaries or any of their properties or assets.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality (each, a "GOVERNMENTAL ENTITY") is required by or in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Amalgamation as provided in Section 2.3; (ii) the filing of the Articles of Amendment as provided in subsection 2.7(c); and
          (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable provincial securities laws and the securities laws of any foreign county;

          and (iv) the notification filing required under the provisions of the Investment Canada Act (Canada). Section 3.3 of the Balisoft Disclosure Schedule sets forth a full and complete list of all necessary consents, waivers and approvals of third parties applicable to the operations of Balisoft or any of the Balisoft Subsidiaries that are required to be obtained by Balisoft in connection with the execution and delivery of this Agreement by Balisoft or the consummation by Balisoft of the transactions contemplated hereby. Prior to the Closing Date, Balisoft will use reasonable efforts to obtain, and to cause the Balisoft Subsidiaries to obtain, all such consents.

3.4  BALISOFT FINANCIAL STATEMENTS -

     (a) Balisoft has furnished to ServiceSoft its unaudited consolidated balance sheet, consolidated statements of loss and deficit and changes in financial position (together with notes thereto) as of and for the period ended September 30, 1998 and its unaudited balance sheet and statements of operations as of and for the period ended November 30, 1998 (collectively, the "BALISOFT FINANCIAL STATEMENTS"). The Balisoft Financial Statements are included as Section 3.4 of the Balisoft Disclosure Schedule. The Balisoft Financial Statements, including the notes thereto, were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements as of their respective dates, and have been prepared in accordance with Canadian GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The Balisoft Financial Statements are in accordance with the books and records of Balisoft and fairly present the consolidated financial condition and operating results of Balisoft at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in Balisoft accounting policies.

3.5 ABSENCE OF UNDISCLOSED LIABILITIES - Balisoft and the Balisoft Subsidiaries have no obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the Balisoft Balance Sheet dated December 31, 1998, a true, correct and complete copy of which is included in the Balisoft Financial Statements (the "BALISOFT BALANCE SHEET"), (ii) those incurred in the ordinary course of business and not required to be set forth in the footnotes to audited financial statements prepared in accordance with Canadian GAAP, (iii) those incurred in the ordinary course of business since the Balisoft Balance Sheet date and consistent with past practice, which do not in any event exceed $25,000 in the aggregate, and
(iv) those set forth in Section 3.5 of the Balisoft Disclosure Schedule.

3.6 ABSENCE OF CERTAIN CHANGES - Since the date of the Balisoft Balance Sheet, except as set forth in Section 3.6 of the Balisoft Disclosure Schedule, Balisoft and each of the Balisoft Subsidiaries has conducted its business in the ordinary course consistent with past practice and there has not occurred: (a) any change, event or condition that has resulted in, or might reasonably be expected to result in, a material adverse effect to Balisoft and the Balisoft Subsidiaries, taken as a whole; (b) any acquisition, sale or transfer of any material asset of Balisoft or any Balisoft Subsidiaries other than in the ordinary course of business and consistent with past practice; (c) any change in accounting methods or practices by Balisoft or any Balisoft Subsidiaries or any revaluation by Balisoft or any Balisoft Subsidiaries of any of their respective assets; (d) any issuance or agreement to issue or any commitment to issue any equity, security, bond, note or other security of Balisoft or any Balisoft Subsidiaries (except for the issuance of employee options to purchase Balisoft Common Shares issued in the ordinary course of business); (e) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of Balisoft or any Balisoft Subsidiaries, or any direct or indirect redemption, purchase or other acquisition by Balisoft or any Balisoft Subsidiaries of any of its or the Balisoft Subsidiaries' shares of capital stock; or (f) any negotiation or agreement by Balisoft or any Balisoft Subsidiaries to do any of the things described in the preceding clauses (a) through (e).

3.7  TAX MATTERS -

     (a) DEFINITION OF TAXES - For the purposes of this Agreement, "TAX" or, collectively, "TAXES", means; (i) any and all federal, provincial, state and local Canadian, United States and other foreign taxes, and similar assessments and other governmental charges, duties, impositions, fees, royalties, withholdings, contributions and liabilities, including taxes based upon or measured by gross receipts, gross income, gross profits, sales (including goods and services), use and occupation, and value added, ad valorem, transfer, franchise, stamp, documentary, severance, net income, capital, employer health, workers compensation, pension, withholding, payroll, recapture, employment, excise and property taxes, assessments, charges, duties, impositions, fees, royalties, withholdings, contributions and liabilities, together with all interest, penalties and additions imposed with respect to such amounts and any expenses incurred in connection with the determination, settlement or litigation of any Tax liability; (ii) any liability for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period; and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) as a result of any express or implied obligation to indemnify any other person or as a result of any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for Taxes of a predecessor entity.

     (b)  TAX RETURNS AND AUDITS -

          (i) Balisoft and the Balisoft Subsidiaries as of the Closing Time will have prepared and timely filed all required federal, provincial, state and local Canadian, United States and other foreign returns, declarations, remittances, estimates, information statements and reports ("RETURNS') relating to any and all Taxes imposed on or assessed with respect to or measured by or charged against or attributable to Balisoft or any of the Balisoft Subsidiaries, to the Knowledge of

          Balisoft all such Returns are true, complete and correct in all respects and have been completed in accordance with applicable law and no material fact or facts have been omitted from such Returns which would make any of them misleading.

          (ii) Balisoft and the Balisoft Subsidiaries as of the Closing Time:
          (A) will have paid all Taxes shown on the Returns, all Taxes due and payable by them and all Taxes assessed or reassessed against them and
          (B) will have withheld/collected and remitted in a timely manner any Taxes required to be withheld/collected and remitted.

          (iii) Neither Balisoft nor any of the Balisoft Subsidiaries have been delinquent in the payment of any Tax. There is no Tax deficiency assessed or proposed against Balisoft or any of the Balisoft Subsidiaries, nor have Balisoft or any of the Balisoft Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax that is still in effect.

          (iv) Neither Balisoft nor any of the Balisoft Subsidiaries have received notice of any audit or other examination relating to Taxes or any request for such an audit or examination and there are no claims, actions, suits, litigation, arbitrations, proceedings or appeals pending, proposed or threatened in respect of Taxes imposed on or assessed with respect to or measured by or charged against or attributable to Balisoft or any of the Balisoft Subsidiaries.

          (v) Balisoft and the Balisoft Subsidiaries are accrual basis taxpayers and do not have any liabilities for unpaid Taxes not yet due which have not been accrued or reserved against in accordance with Canadian GAAP on the Balisoft Balance Sheet, whether asserted or unasserted, contingent or otherwise.

          (vi) There are no liens, pledges, charges, claims, security interests or other encumbrances of any sort ("LIENS") on the assets of Balisoft or any of the Balisoft Subsidiaries relating to or attributable to Taxes other than Liens for taxes not yet due and payable.

          (vii) Neither Balisoft nor any of the Balisoft Subsidiaries are a party to a tax sharing, indemnification or allocation agreement (other than this Agreement) nor does Balisoft or any of the Balisoft Subsidiaries owe any amount under any such agreement.

          (viii) Balisoft and the Balisoft Subsidiaries have charged, collected and remitted on a timely basis all Taxes as required under applicable law on any sale, supply or delivery whatsoever made by each of them.

3.8 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT -

     (a) Subsection 3.8(a) of the Balisoft Disclosure Schedule sets forth a list of all real property currently owned or leased by Balisoft and the Balisoft Subsidiaries and, in the case of leased property, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) of Balisoft.

     (b) Balisoft and the Balisoft Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets free and clear of any Liens, except as reflected in the Balisoft Financial Statements and except for Liens for Taxes not yet due and payable.

     (c) The equipment owned or leased by Balisoft and the Balisoft Subsidiaries, taken as a whole, is (i) adequate for the conduct of the business of Balisoft and the Balisoft Subsidiaries as currently conducted (ii) generally in good operating condition, subject to normal wear and tear, and (iii) reasonably maintained.

3.9  INTELLECTUAL PROPERTY -

     (a) Except as set forth in subsection 3.9(a) of the Balisoft Disclosure Schedule, Balisoft and the Balisoft Subsidiaries own, or are licensed or otherwise possess legally enforceable and irrevocable rights to use, all patents, industrial designs, trademarks, trade names, service marks, copyrights, Internet domain names, and any applications therefor, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form as to software programs and applications owned by Balisoft or the Balisoft Subsidiaries and in object code form as to software programs and applications licensed by Balisoft or the Balisoft Subsidiaries), and tangible or intangible proprietary information or material (collectively, "BALISOFT INTELLECTUAL PROPERTY") that are used or proposed to be used in the business of Balisoft or the Balisoft Subsidiaries as currently conducted or as currently proposed to be conducted by Balisoft or the Balisoft Subsidiaries.

     (b) Subsection 3.9(b) of the Balisoft Disclosure Schedule sets forth a complete list of all patents, industrial designs, registered and material unregistered trademarks, registered copyrights, trade names and service marks, Internet domain names, and any applications therefor in respect of any of the foregoing, included in the Balisoft Intellectual Property, and specifies, where applicable, the jurisdictions in which the rights to such Balisoft Intellectual Property have been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. All registered patents, industrial designs, trademarks, service marks and copyrights held by Balisoft and the Balisoft Subsidiaries are valid and subsisting.

     (c) Subsection 3.9(c) of the Balisoft Disclosure Schedule sets forth a complete list of all licenses, sublicenses and other agreements (including all amendments and supplements thereto) to which Balisoft or any of the Balisoft Subsidiaries are a party and pursuant to which Balisoft or any of the Balisoft Subsidiaries are entitled to use intellectual property of a third party or any other person is authorized to use Balisoft Intellectual Property that is material to Balisoft and the Balisoft Subsidiaries, taken as a whole, and includes the identity of all parties thereto. To the Knowledge of Balisoft, neither Balisoft nor any of the Balisoft Subsidiaries are in violation of any license, sublicense or agreement described on such list and neither Balisoft nor any of the Balisoft Subsidiaries has infringed, and the business of each of Balisoft or the Balisoft Subsidiaries as currently conducted, or as currently proposed by Balisoft or the Balisoft Subsidiaries to be conducted, does not infringe any copyright, patent, trademark, service mark, industrial design, trade search or other proprietary right of any third party. The execution and delivery of this Agreement by Balisoft, and the consummation of the transactions contemplated hereby, will not (i) cause Balisoft or any of the Balisoft Subsidiaries to be in violation or default under any such license, sublicense or agreement, (ii) entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement or (iii) require Balisoft or any of the Balisoft Subsidiaries to repay any funds already received by it from a third party or make to a third party any incremental payment. Except for rights granted in agreements, licenses or sublicenses described in subsections 3.9(b) and (c) of the Balisoft Disclosure Schedule, to the Knowledge of Balisoft, Balisoft or one of the Balisoft Subsidiaries is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any Liens), the Balisoft Intellectual Property, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the Balisoft Intellectual Property is being used.

     (d) No claims contesting Balisoft's ownership of or right to use Balisoft Intellectual Property, or asserting any right of a third party to use any Balisoft Intellectual Property, have been asserted or threatened to Balisoft or any of the Balisoft Subsidiaries or their agents, nor to the Knowledge of Balisoft are there any valid grounds for any bona fide claims (i) against the use by Balisoft or any of the Balisoft Subsidiaries of any Balisoft Intellectual Property used in the business of Balisoft or any of the Balisoft Subsidiaries as currently conducted or as currently proposed to be conducted by Balisoft or any of the Balisoft Subsidiaries, or (ii) challenging the validity, effectiveness, or ownership by Balisoft of any of the Balisoft Intellectual Property.

     (e) To the Knowledge of Balisoft (i) there is no material unauthorized use, infringement or misappropriation of any of the Balisoft Intellectual Property by any third party, including any employee or former employee of Balisoft or the Balisoft Subsidiaries, and (ii) no Balisoft Intellectual Property or product of Balisoft or any of the Balisoft Subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by Balisoft or any of the Balisoft Subsidiaries.

     (f) Balisoft and each of the Balisoft Subsidiaries has a policy requiring each employee and contractor materially involved in proprietary aspects of the business to execute ownership and nondisclosure of proprietary information and confidentiality agreements in the standard forms, and all current and former employees, consultants and contractors of Balisoft and the Balisoft Subsidiaries involved in proprietary aspects of the business of Balisoft or any of the Balisoft Subsidiaries have executed such an agreement.

3.10 MATERIAL CONTRACTS -

     (a) Section 3.10 of the Balisoft Disclosure Schedule lists all written contracts or commitments involving any annual payment or receipt in excess of $50,000 ("BALISOFT MATERIAL CONTRACTS") to which Balisoft or any of the Balisoft Subsidiaries is a party. Balisoft has made available to ServiceSoft true and complete copies of all written Balisoft Material Contracts in effect on the date hereof.

     (b) To the Knowledge of Balisoft, each of the Balisoft Material Contracts is in full force and effect and unamended, (except for such amendments as are disclosed on Section 3.10 of the Balisoft Disclosure Schedule) and is valid, binding and enforceable in accordance with its terms. To the Knowledge of Balisoft, no party to any Balisoft Material Contract or successor or assignee thereof, is in default of any material provision thereof and there exists no event or condition which does or would, by itself or with giving of notice or the passage of time or both, constitute a breach of or default under any Balisoft Material Contract or results in the acceleration of any obligation thereunder.

3.11 INTERESTED PARTY TRANSACTIONS - Except as disclosed in Section 3.11 of the Balisoft Disclosure Schedule, to the Knowledge of Balisoft no officer, director, employee or shareholder of more than 5% of the Balisoft Common Shares (calculated on a fully diluted basis), nor any parent, sibling, child or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest, has or has had, directly or indirectly,
(i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that Balisoft or any of the Balisoft Subsidiaries furnish or sell, or propose to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to, Balisoft or any of the Balisoft Subsidiaries, any goods or services or (iii) a beneficial interest in any Balisoft Material Contract; PROVIDED, HOWEVER, that passive ownership of no more than five percent (5%) of the outstanding voting stock of a corporation shall not be deemed an "interest in any entity" for purposes of this Section 3.11.

3.12 LITIGATION - There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, or to the Knowledge of Balisoft threatened, against Balisoft or any Balisoft Subsidiaries or any of their properties or their officers or directors (in their capacities as such). There is no judgment, decree or order against Balisoft or any Balisoft Subsidiaries any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement or that has a reasonable risk of having a material adverse effect on Balisoft and the Balisoft Subsidiaries, taken as a whole.

3.13 ENVIRONMENTAL AND SAFETY LAWS -To the Knowledge of Balisoft, Balisoft and the Balisoft Subsidiaries are not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, except to the extent such violation would not have a material adverse effect on the assets, properties, financial condition, operating results or business of Balisoft and the Balisoft Subsidiaries (taken as a whole), and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

3.14 BROKERS' AND FINDERS' FEES - Neither Balisoft nor any of the Balisoft Subsidiaries have incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

3.15 EMPLOYEE BENEFIT PLANS AND COMPENSATION -

     (a) PLANS - Subsection 3.15(a) of the Balisoft Disclosure Schedule contains a true and complete list of each employee benefit plan or arrangement, and any plan, agreement or program providing for pensions, retirement income, deferred compensation, profit sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation that (i) is entered into, maintained or contributed to, as the case may be, by Balisoft or any Balisoft Subsidiaries and (ii) covers any employee or former employee of Balisoft or any Balisoft Subsidiaries (collectively "BALISOFT BENEFIT ARRANGEMENTS'). Each Balisoft Benefit Arrangement has been maintained and administered in material compliance with its terms and with the requirements prescribed by any and all statutes, laws, ordinances and regulations which are applicable thereto. No Balisoft Benefit Arrangement has unfunded liabilities that, as of the Closing, will not be offset by insurance or fully accrued or reserved against in the Balisoft Balance Sheet. Except as required by law or by the provisions of such Balisoft Benefit Arrangement, no condition exists that would prevent Balisoft or any of the Balisoft Subsidiaries from amending or terminating any Balisoft Benefit Arrangement.

     (b) NO POST-EMPLOYMENT OBLIGATIONS - Except as set forth in subsection 3.15(b) of the Balisoft Disclosure Schedule, no Balisoft Benefit Arrangement provides, or has any liability to provide, life insurance, medical or other employee benefits to any employee upon his or her retirement or termination of employment for any reason, except as may be required by law, and neither Balisoft nor any of the Balisoft Subsidiaries have ever represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) that such employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by law.

     (c) EMPLOYMENT MATTERS - Balisoft has delivered to ServiceSoft a complete list of all current employees of Balisoft and the Balisoft Subsidiaries and their position, gross remuneration and length of employment. To the Knowledge of Balisoft, Balisoft and the Balisoft
          Subsidiaries: (i) are in compliance in all material respects with all applicable foreign, federal and provincial laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees; (ii) have withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to employees; (iii) are not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and (iv) except as required by applicable law, are not liable for any payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the normal course of business and consistent with past practice).

     (d) LABOR - Except as set forth in subsection 3.15(d) of the Balisoft Disclosure Schedule, neither Balisoft nor any of the Balisoft Subsidiaries are involved in or threatened with any labor dispute, grievance, litigation or claim relating to labor, occupational health and safety or human rights matters involving any employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability having a material adverse effect on Balisoft and the Balisoft Subsidiaries, taken as a whole. Neither Balisoft nor any of the Balisoft Subsidiaries have engaged in any unfair labor practices which would, individually or in the aggregate, directly or indirectly result in liability to Balisoft or any of the Balisoft Subsidiaries. Except as set forth in subsection 3.15(d) of the Balisoft Disclosure Schedule, neither Balisoft nor any of the Balisoft Subsidiaries are presently, nor have they been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and no collective bargaining agreement is being negotiated by

          Balisoft or any of the Balisoft Subsidiaries or, to the Knowledge of Balisoft, is being organized or is threatened.

3.16 INSURANCE - Section 3.16 of the Balisoft Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of Balisoft and the Balisoft Subsidiaries. Except as disclosed in Section 3.16 of the Balisoft Disclosure Schedule such policies and bonds are sufficient in amount to allow Balisoft or the Balisoft Subsidiaries (as applicable) to replace any of its properties that might be damaged or destroyed. There is no claim by Balisoft or any of the Balisoft Subsidiaries pending under any of such policies or bonds as to which Balisoft or any of the Balisoft Subsidiaries have received notice that coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and Balisoft or the applicable Balisoft Subsidiary are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). There is no threatened termination of, or material premium increase with respect to, any of such policies.

3.17 COMPLIANCE WITH LAWS - To the Knowledge of Balisoft, Balisoft and each of the Balisoft Subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any foreign, federal, provincial or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of their business, assets or properties.

3.18 COMPLETE COPIES OF MATERIALS - Balisoft has delivered or made available to ServiceSoft true and complete copies of each agreement, contract, commitment or other document (or summaries of same) that is referred to in the Balisoft Disclosure Schedule or that has been requested in writing by ServiceSoft or its counsel.

3.19 REPRESENTATIONS COMPLETE - To the Knowledge of Balisoft, none of the representations or warranties made herein by Balisoft (as modified by the Balisoft Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by Balisoft pursuant to this Agreement, contains or will contain at the Closing Time, any untrue statement of a material fact, or omits or will omit at the Closing Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

3.20 DISCLOSURE SCHEDULE - The Balisoft Disclosure Schedule has been prepared and executed by Balisoft and dated and delivered on the date of this Agreement. Balisoft shall endeavor to disclose in the Balisoft Disclosure Schedule each item of information in each separate section in which such item may reasonably be required to be disclosed, PROVIDED, HOWEVER that any item of information disclosed in any one section of the Balisoft Disclosure Schedule may be cross-referenced in other relevant sections thereof for purposes of disclosure under this Agreement.

                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF SERVICESOFT
                             AND SERVICESOFT CANADA


     Except as disclosed in a document of even date herewith and delivered by ServiceSoft and ServiceSoft Canada to Balisoft prior to the execution and delivery of this Agreement and referring to the representations and warranties in this Agreement (the "SERVICESOFT DISCLOSURE SCHEDULE ") but subject to the overriding agreements specified in this Article 4, ServiceSoft and ServiceSoft Canada jointly represent and warrant to Balisoft as follows:

4.1 ORGANIZATION, STANDING AND POWER - Each of ServiceSoft and ServiceSoft Canada, ServiceSoft (Europe) NV ("ServiceSoft Belgium"), ServiceSoft Ltd. ("SeviceSoft Israel") and ServiceSoft Deustchland GmbH ("ServiceSoft Germany") (collectively, the "SERVICESOFT SUBSIDIARIES"), is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and there are no other subsidiaries of ServiceSoft. ServiceSoft and each of the ServiceSoft Subsidiaries has the corporate power to own its properties and to carry on its business as now being conducted and as proposed to be conducted and is duly qualified to do business and is in good standing in each jurisdiction in which it is required to be so qualified. ServiceSoft has delivered a true and correct copy of the Articles of Association or other charter documents, as applicable, of ServiceSoft and each of the ServiceSoft Subsidiaries, each as amended to date, to Balisoft. Notwithstanding the disclosure provided in Section 4.1 of the ServiceSoft Disclosure Schedule, ServiceSoft and ServiceSoft Canada agree as an overriding agreement of this
Article 4 that any Losses arising from non-compliance by any of the ServiceSoft Subsidiaries with the terms of this Section 4.1 shall be for the account of ServiceSoft and its shareholders and that, accordingly, this Agreement (including in particular Section 8.2) shall be interpreted as if no disclosure was contained on Section 4.1 of the ServiceSoft Disclosure Schedule.

4.2  CAPITAL STRUCTURE OF SERVICESOFT AND THE SERVICESOFT SUBSIDIARIES -

     (a) SERVICESOFT - The authorized capital stock of ServiceSoft consists of 13,000,000 Common Shares, par value $0.01 each (the "SERVICESOFT COMMON SHARES"), of which 64,598 are issued and outstanding and 10,200,000 Preferred Shares, par value $0.01 each, consisting of (a) 5,300,000 Series F Preferred Shares (the "SERIES F PREFERRED"), of which 5,230,654 shares are issued and outstanding, (b) 4,900,000 Series G Preferred Shares (the "SERIES G PREFERRED"), and collectively with the Series F Preferred, the "SERVICESOFT PREFERRED SHARES"), of which 4,628,907 shares are issued and outstanding. ServiceSoft has issued warrants (the "SERVICESOFT WARRANTS") to purchase an aggregate of up to 117,188 shares of Series G Preferred and up to 2,098 Common Shares. There are no other outstanding shares of ServiceSoft capital stock or voting securities. Each outstanding ServiceSoft Series F Preferred Share and Series G Preferred Share issuable upon exercise of the ServiceSoft Warrants is convertible into one ServiceSoft Common Share. There are currently a total of 9,924,159 ServiceSoft Common Shares outstanding, on a fully diluted basis. All outstanding ServiceSoft Common Shares and ServiceSoft Preferred Shares are duly authorized, validly issued, fully paid and non-assessable and are free of any liens or encumbrances other than any liens or encumbrances created by or imposed upon the holders thereof, and, except as set forth in Section 4.2(a) of the ServiceSoft Disclosure Schedule, are not subject to preemptive rights or rights of first refusal created by statute, or any agreement to which ServiceSoft is a party or by which it is bound. ServiceSoft has reserved 2,533,422 ServiceSoft Common Shares for issuance to employees and consultants pursuant to the ServiceSoft Stock Option Plan (the "SERVICESOFT OPTION PLAN") of which 2,275,921 shares are subject to outstanding, unexercised options. Other than as set forth in Section 4.2(a) of the ServiceSoft Disclosure Schedule, there are no other options, warrants, calls, rights, commitments or agreements of any character to which ServiceSoft is a party or by which it is bound obligating ServiceSoft to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any shares of capital stock of ServiceSoft.

     (b) SERVICESOFT CANADA - The authorized capital of ServiceSoft Canada consists of an unlimited number of common shares, of which one common share is issued and outstanding and is owned by ServiceSoft.

     (c) SERVICESOFT BELGIUM - The authorized capital of ServiceSoft Belgium consists of 10,000 shares of which all are issued and outstanding and owned by ServiceSoft.

     (d) SERVICESOFT ISRAEL - The authorized capital of ServiceSoft Israel consists of 881,453 shares of which all are issued and outstanding and are all owned by ServiceSoft, except for five Ordinary Shares held by Israeli individuals and one Ordinary Share held by Ebron Electronic Industries Ltd.

     (e) SERVICESOFT GERMANY - All of the authorized capital of ServiceSoft Germany is owned by ServiceSoft, except for one Common Share held by an individual.

4.3  AUTHORITY, CONFLICTS, CONSENTS -

     (a) Each of ServiceSoft and ServiceSoft Canada has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of ServiceSoft and ServiceSoft Canada. This Agreement has been duly executed and delivered by ServiceSoft and ServiceSoft Canada and constitutes the valid and binding obligation of each of them, enforceable in accordance with its terms.

     (b) To the Knowledge of ServiceSoft, the execution and delivery of this Agreement by ServiceSoft and ServiceSoft Canada does not, and the consummation of the transactions contemplated hereby will not, Conflict with (i) any provision of the Articles of Association of ServiceSoft or the Articles or Bylaws of ServiceSoft Canada, or the relevant charter documents of any other ServiceSoft Subsidiary, each as amended, or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to ServiceSoft or any of its Subsidiaries or any of their properties or assets.

     (c) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to ServiceSoft or ServiceSoft Canada or any other ServiceSoft Subsidiary in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Articles of Amalgamation as provided in Section 2.3; (ii) the filing of the Articles of Amendment as provided in subsection 2.7(c); (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable provincial securities laws and the securities laws of any foreign country; and (iv) such filings as may be required under the notification provisions of the Investment Canada Act (Canada). Section 4.3(c) of the ServiceSoft Disclosure Schedule sets forth a full and complete list of all necessary consents, waivers and approvals of third parties applicable to the operations of ServiceSoft or the ServiceSoft Subsidiaries that are required to be obtained by ServiceSoft or the ServiceSoft Subsidiaries in connection with the execution and delivery of this Agreement by ServiceSoft and ServiceSoft Canada or the consummation by ServiceSoft and ServiceSoft Canada of the transactions contemplated hereby. Prior to the Closing Date, ServiceSoft will use reasonable efforts to obtain, and to cause the ServiceSoft Subsidiaries to obtain, all such consents.

4.4 SERVICESOFT FINANCIAL STATEMENTS - ServiceSoft has furnished to Balisoft its consolidated unaudited financial statements dated September 30, 1998 and its unconsolidated unaudited draft balance sheet, statement of operations and statements of stockholders equity and cash flows dated November 1998 (collectively, the "SERVICESOFT FINANCIAL STATEMENTS"). The ServiceSoft Financial Statements are included as Section 4.4 of the ServiceSoft Disclosure Schedule. The ServiceSoft Financial Statements were complete and correct in all material respects as of their respective dates, complied as to form in all material respects with applicable accounting requirements as of their respective dates, and have been prepared in accordance with US GAAP applied on a basis consistent throughout the periods indicated and consistent with each other. The ServiceSoft Financial Statements are in accordance with the books and records of ServiceSoft and fairly present the consolidated financial condition and operating results of ServiceSoft at the dates and during the periods indicated therein (subject, in the case of unaudited statements, to normal, recurring year-end adjustments). There has been no change in ServiceSoft accounting policies.

4.5 ABSENCE OF UNDISCLOSED LIABILITIES - ServiceSoft and the ServiceSoft Subsidiaries have no obligations or liabilities of any nature (matured or unmatured, fixed or contingent) other than (i) those set forth or adequately provided for in the ServiceSoft Balance Sheet dated December 1998, a true, correct and complete copy of which is included in the ServiceSoft Financial Statements (the "SERVICESOFT BALANCE SHEET"), (ii) those incurred in the ordinary course of business and not required to be set forth in the footnotes to audited financial statements prepared in accordance with US GAAP, and (iii) those incurred in the ordinary course of business since the ServiceSoft Balance Sheet Date and consistent with past practice, which do not in any event exceed $25,000 in the aggregate, and (iv) those set forth in Section 4.5 of the ServiceSoft Disclosure Schedule.

4.6 ABSENCE OF CERTAIN CHANGES - Since the date of the ServiceSoft Balance Sheet, except as set forth in Section 4.6 of the ServiceSoft Disclosure Schedule, ServiceSoft and each of the ServiceSoft Subsidiaries has conducted its business in the ordinary course consistent with past practice and there has not occurred: (a) any change, event or condition that has resulted in, or might reasonably be expected to result in, a material adverse effect to ServiceSoft and the ServiceSoft Subsidiaries, taken as a whole; (b) any acquisition, sale or transfer of any material asset of the ServiceSoft or any ServiceSoft Subsidiaries other than in the ordinary course of business and consistent with past practice; (c) any change in accounting methods or practices by ServiceSoft or any ServiceSoft Subsidiaries or any revaluation by ServiceSoft or any ServiceSoft Subsidiaries of any of their respective assets; (d) any issuance or agreement to issue or any commitment to issue any equity security, bond, note or other security of ServiceSoft or any ServiceSoft Subsidiaries (except for the issuance of employee options to purchase ServiceSoft Common Shares issued in the ordinary course of business); (e) any declaration, setting aside, or payment of a dividend or other distribution with respect to the shares of ServiceSoft or any ServiceSoft Subsidiaries, or any direct or indirect redemption, purchase or other acquisition by the ServiceSoft or any ServiceSoft Subsidiaries of any of its or the ServiceSoft Subsidiaries' shares of capital stock; or (f) any negotiation or agreement by ServiceSoft or any ServiceSoft Subsidiaries to do any of the things described in the preceding clauses (a) through (e).

4.7  TAX MATTERS -

     (a)  TAX RETURNS AND AUDITS -

          (i) ServiceSoft and the ServiceSoft Subsidiaries as of the Closing Time will have prepared and timely filed all required federal, provincial, state and local Canadian, United States and other foreign Returns relating to any and all Taxes imposed on or assessed with respect to or measured by or charged against or attributable to ServiceSoft or any of the ServiceSoft Subsidiaries, to the Knowledge of ServiceSoft all such Returns are true, complete and correct in all respects and have been completed in accordance with applicable law and no material fact or facts have been omitted from such Returns which would make any of them misleading.

          (ii) ServiceSoft and the ServiceSoft Subsidiaries as of the Closing
          Time: (A) will have paid all Taxes shown on the Returns, all Taxes due and payable by them and all Taxes assessed or reassessed against them and (B) will have withheld/collected and remitted in a timely manner any Taxes required to be withheld/collected and remitted.

          (iii) Neither ServiceSoft nor any of the ServiceSoft Subsidiaries have been delinquent in the payment of any Tax. There is no Tax deficiency assessed or proposed against ServiceSoft or any of the ServiceSoft Subsidiaries, nor have ServiceSoft or any of the ServiceSoft Subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax that is still in effect.

          (iv) Neither ServiceSoft nor any of the ServiceSoft Subsidiaries have received notice of any audit or other examination relating to Taxes or any request for such an audit or examination and there are no claims, actions, suits, litigation, arbitrations, proceedings or appeals pending, proposed or threatened in respect of Taxes imposed on or assessed with respect to or measured by or charged against or attributable to ServiceSoft or any of the ServiceSoft Subsidiaries.

          (v) ServiceSoft and the ServiceSoft Subsidiaries are accrual basis taxpayers and do not have any liabilities for unpaid Taxes not yet due which have not been accrued or reserved against in accordance with US GAAP on the ServiceSoft Balance Sheet, whether asserted or unasserted, contingent or otherwise.

          (vi) There are no Liens on the assets of ServiceSoft or any of the ServiceSoft Subsidiaries relating to or attributable to Taxes other than Liens for taxes not yet due and payable.

          (vii) Neither ServiceSoft nor any of the ServiceSoft Subsidiaries are a party to a tax sharing, indemnification or allocation agreement (other than this Agreement) nor does ServiceSoft or any of the ServiceSoft Subsidiaries owe any amount under any such agreement.

          (viii) ServiceSoft and the ServiceSoft Subsidiaries have charged, collected and remitted on a timely basis all Taxes as required under applicable law on any sale, supply or delivery whatsoever made by each of them.

          (ix) No power of attorney currently in force has been granted by either ServiceSoft or any of the ServiceSoft Subsidiaries concerning any Tax matter.

          (x) No property of ServiceSoft or the ServiceSoft Subsidiaries is "tax-exempt use property" within the meaning of Section 168 of the Internal Revenue Code of 1986 (as amended, the "Code").

          (xi) Neither ServiceSoft nor any of the ServiceSoft Subsidiaries are required to include in income any adjustment pursuant to Section 481
          (a) of the Code by reason of a voluntary change in accounting method initiated by ServiceSoft or the ServiceSoft Subsidiaries, and the Internal Revenue Service has not proposed an adjustment or change in accounting method.

          (xii) ServiceSoft and the ServiceSoft Subsidiaries are not affiliated (within the meaning of Section 1504(a) of the Code or any similar provision of state, local or foreign law) with any entities other than themselves, and have no liability for Taxes of any person (other than each other) under Section 1.1502-6 of the Treas. Reg. (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

          (xiii) ServiceSoft and the ServiceSoft Subsidiaries are not a party to any agreement, contract, or arrangement that would result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

          (xiv) All transactions that could give rise to an understatement of federal income tax (within the meaning of Section 6662 of the Code) by ServiceSoft and the ServiceSoft Subsidiaries have been adequately disclosed (or, with respect to Tax Returns filed following the Closing will be adequately disclosed) on ServiceSoft and the ServiceSoft Subsidiaries' Tax Returns in accordance with Section 6662(d)(2)(B) of the Code.

4.8 TITLE TO PROPERTIES; ABSENCE OF LIENS AND ENCUMBRANCES; CONDITION OF EQUIPMENT -

     (a) Subsection 3.8(a) of the ServiceSoft Disclosure Schedule sets forth a list of all real property currently owned or leased by ServiceSoft and the ServiceSoft Subsidiaries and, in the case of leased property, the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rental and/or other fees payable under any such lease. All such leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default) of ServiceSoft.

     (b) ServiceSoft and the ServiceSoft Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets free and clear of any Liens, except as reflected in the

          ServiceSoft Financial Statements and except for Liens for Taxes not yet due and payable.

     (c) The equipment owned or leased by ServiceSoft and the ServiceSoft Subsidiaries, taken as a whole, is (i) adequate for the conduct of the business of ServiceSoft and the ServiceSoft Subsidiaries as currently conducted (ii) generally in good operating condition, subject to normal wear and tear, and (iii) reasonably maintained.

4.9  INTELLECTUAL PROPERTY -

     (a) Except as set forth in subsection 4.9(a) of the ServiceSoft Disclosure Schedule, ServiceSoft and the ServiceSoft Subsidiaries own, or are licensed or otherwise possess legally enforceable rights to use, all patents, industrial designs, trademarks, trade names, service marks, copyrights, Internet domain names, and any applications therefor, net lists, schematics, technology, know-how, computer software programs or applications (in both source code and object code form as to software programs and applications owned by ServiceSoft and the ServiceSoft Subsidiaries and in object code form as to software programs and applications licensed by ServiceSoft and the ServiceSoft Subsidiaries), and tangible or intangible proprietary information or material (collectively, "SERVICESOFT INTELLECTUAL PROPERTY') that are used or proposed to be used in the business of ServiceSoft and the ServiceSoft Subsidiaries as currently conducted or as proposed to be conducted by ServiceSoft and the ServiceSoft Subsidiaries.

     (b) Subsection 4.9(b) of the ServiceSoft Disclosure Schedule sets forth a complete list of all patents, industrial designs, registered and material unregistered trademarks, registered copyrights, trade names and service marks, Internet domain names, and any applications therefor in respect of any of the foregoing, included in the ServiceSoft Intellectual Property, and specifies, where applicable, the jurisdictions in which the rights to such ServiceSoft Intellectual Property have been issued or registered or in which an application for such issuance and registration has been filed, including the respective registration or application numbers and the names of all registered owners. All registered patents, industrial designs, trademarks, service marks and copyrights held by ServiceSoft and the ServiceSoft Subsidiaries are valid and subsisting.

     (c) Subsection 4.9(c) of the ServiceSoft Disclosure Schedule sets forth a complete list of all licenses, sublicenses and other agreements (including all amendments and supplements thereto) to which ServiceSoft or any of the ServiceSoft Subsidiaries are a party and pursuant to which ServiceSoft or any of the ServiceSoft Subsidiaries are entitled to use intellectual property of a third party or any other person is authorized to use ServiceSoft Intellectual Property that is material to ServiceSoft and the ServiceSoft Subsidiaries, taken as a whole, and includes the identity of all parties thereto. To the Knowledge of ServiceSoft, neither ServiceSoft nor any of the ServiceSoft Subsidiaries are in violation of any license, sublicense or agreement described on such list and neither ServiceSoft nor any of the ServiceSoft Subsidiaries has infringed and the business of each of ServiceSoft or the ServiceSoft Subsidiaries as currently conducted, or as currently proposed by ServiceSoft or the ServiceSoft Subsidiaries to be conducted, does not infringe any copyright, patent, trademark, service mark, industrial design, trade search or other proprietary right of any third party. The execution and delivery of this Agreement by ServiceSoft, and the consummation of the transactions contemplated hereby, will not (i) cause ServiceSoft or any of the ServiceSoft Subsidiaries to be in violation or default under any such license, sublicense or agreement, (ii) entitle any other party to any such license, sublicense or agreement to terminate or modify such license, sublicense or agreement or (iii) require ServiceSoft or any of the ServiceSoft Subsidiaries to repay any funds already received by it from a third party or make to a third party any incremental payment. Except for rights granted in agreements, licenses or sublicenses described in subsections 4.9(b) and (c) of the ServiceSoft Disclosure Schedule, to the Knowledge of ServiceSoft, ServiceSoft or one of the ServiceSoft Subsidiaries is the sole and exclusive owner or licensee of, with all right, title and interest in and to (free and clear of any Liens), the ServiceSoft Intellectual Property, and has sole and exclusive rights (and is not contractually obligated to pay any compensation to any third party in respect thereof) to the use thereof or the material covered thereby in connection with the services or products in respect of which the ServiceSoft Intellectual Property is being used.

     (d) No claims contesting ServiceSoft's ownership of or right to use ServiceSoft Intellectual Property, or asserting any right of a third party to use any ServiceSoft Intellectual Property, have been asserted or threatened to ServiceSoft or any of the ServiceSoft Subsidiaries or their agents, nor to the Knowledge of ServiceSoft are there any valid grounds for any bona fide claims (i) against the use by ServiceSoft or any of the ServiceSoft Subsidiaries of any ServiceSoft Intellectual Property used in the business of ServiceSoft or any of the ServiceSoft Subsidiaries as currently conducted or as currently proposed to be conducted by ServiceSoft or any of the ServiceSoft Subsidiaries, or
          (ii) challenging the validity, effectiveness, or ownership by ServiceSoft of any of the ServiceSoft Intellectual Property.

     (e) To the Knowledge of ServiceSoft (i) there is no material unauthorized use, infringement or misappropriation of any of the ServiceSoft Intellectual Property by any third party, including any employee or former employee of ServiceSoft or the ServiceSoft Subsidiaries, and
          (ii) no ServiceSoft Intellectual Property or product of ServiceSoft or any of the ServiceSoft Subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by ServiceSoft or any of the ServiceSoft Subsidiaries.

     (f) ServiceSoft and each of the ServiceSoft Subsidiaries has a policy requiring each employee and contractor materially involved in proprietary aspects of the business to execute ownership and nondisclosure of proprietary information and confidentiality agreements in the standard forms, and all current and former employees, consultants and contractors of ServiceSoft and the ServiceSoft Subsidiaries involved in proprietary aspects of the business of ServiceSoft or any of the ServiceSoft Subsidiaries have executed such an agreement.

     (g) ServiceSoft and the ServiceSoft Subsidiaries have been and are in compliance with the Export Administration Act of 1979, as amended, and all regulations promulgated thereunder.

4.10 MATERIAL CONTRACTS

     (a) Section 4.10 of the ServiceSoft Disclosure Schedule lists all written contracts or commitments: (i) involving any annual payment in excess of $50,000, (ii) in respect of any sales made in the ordinary course of business, involving annual receipts in excess of $100,000, and
          (iii) in respect of any other matters, involving annual receipts in excess of $50,000; (collectively, "SERVICESOFT MATERIAL CONTRACTS") to which ServiceSoft or any of the ServiceSoft Subsidiaries is a party. ServiceSoft has made available to Balisoft true and complete copies of all written ServiceSoft Material Contracts in effect on the date hereof.

     (b) To the Knowledge of ServiceSoft, each of the ServiceSoft Material Contracts is in full force and effect and unamended, (except for such amendments as are disclosed on Section 4.10 of the ServiceSoft Disclosure Schedule) and is valid, binding and enforceable in accordance with its terms. To the Knowledge of ServiceSoft, no party to any ServiceSoft Material Contract or successor or assignee thereof, is in default of any material provision thereof and there exists no event or condition which does or would, by itself or with giving of notice or the passage of time or both, constitute a breach of or default under any ServiceSoft Material Contract or results in the acceleration of any obligation thereunder.

4.11 INTERESTED PARTY TRANSACTIONS - Except as disclosed in Section 4.11 of the ServiceSoft Disclosure Schedule, to the Knowledge of ServiceSoft no officer, director, employee or shareholder of more than 5% of the ServiceSoft Common Shares (calculated on a fully diluted basis), nor any parent, sibling, child or spouse of any of such persons, or any trust, partnership or corporation in which any of such persons has or has had an interest, has or has had, directly or indirectly, (i) an interest in any entity which furnished or sold, or furnishes or sells, services or products that ServiceSoft or any of the ServiceSoft Subsidiaries furnish or sell, or propose to furnish or sell, or (ii) any interest in any entity that purchases from or sells or furnishes to, ServiceSoft or any of the ServiceSoft Subsidiaries, any goods or services or (iii) a beneficial interest in any ServiceSoft Material Contract; PROVIDED, HOWEVER, that passive ownership of no more than five percent (5%) of the outstanding voting stock of a corporation shall not be deemed an "interest in any entity" for purposes of this Section 4.11.

4.12 LITIGATION - There is no private or governmental action, suit, proceeding, claim, arbitration or investigation pending before any agency, court or tribunal, foreign or domestic, to the Knowledge of ServiceSoft threatened against ServiceSoft or any ServiceSoft Subsidiaries or any of their properties or any of their officers or directors (in their capacities as such). There is no judgment, decree or order against, ServiceSoft or any ServiceSoft Subsidiaries, or any of their respective directors or officers (in their capacities as such), that could prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement or that has a reasonable risk of having a material adverse effect on ServiceSoft and the ServiceSoft Subsidiaries, taken as a whole.

4.13 ENVIRONMENTAL AND SAFETY LAWS - To the Knowledge of ServiceSoft, ServiceSoft and the ServiceSoft Subsidiaries are not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, except to the extent such violation would not have a material adverse effect on the assets, properties, financial condition, operating results or business of ServiceSoft and the ServiceSoft Subsidiaries (taken as a whole), and no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

4.14 BROKERS' AND FINDERS' FEES -Neither of ServiceSoft nor any of the ServiceSoft Subsidiaries have incurred, nor will they incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

4.15 EMPLOYEE BENEFIT PLANS AND COMPENSATION

     (a) PLANS - Subsection 4.15(a) of the ServiceSoft Disclosure Schedule contains a true and complete list of each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), employee welfare benefit plan" (as defined in Section 3(l) of ERISA), and any plan, agreement or program providing for pensions, retirement income, deferred compensation, profit-sharing, bonuses, stock options, stock appreciation or other forms of incentive compensation that (i) is entered into, maintained or contributed to, as the case may be, by ServiceSoft or any ServiceSoft Subsidiaries and (ii) covers any employee or former employee of ServiceSoft or any ServiceSoft Subsidiaries (collectively "SERVICESOFT BENEFIT ARRANGEMENTS"). Each ServiceSoft Benefit Arrangement (and each related trust insurance contract or fund) has been maintained and administered in material compliance with its terms and with the requirements prescribed by ERISA, the Code and all other statutes, laws, ordinances and regulations which are applicable thereto. The requirements of the consolidated Omnibus Budget Reconciliation Act of 1985, as amended ("COBRA") have been met with respect to each ServiceSoft Benefit Arrangement which is an employee welfare benefit plan under Section 3(l) of ERISA. All required reports and descriptions (including Form 5500 Annual Reports, summary annual reports, PBGCI's and summary plan descriptions) have been timely filed and distributed appropriately with respect to each such ServiceSoft Benefit Arrangement. No ServiceSoft Benefit Arrangement has unfunded liabilities that, as of the Closing, will not be offset by insurance or fully accrued or reserved against in the ServiceSoft Balance Sheet. Except to the extent required under COBRA, ServiceSoft and the ServiceSoft Subsidiaries does not maintain, contribute to, or have any liability or obligation to contribute to any funded or unfunded medical, health or life insurance plan or similar arrangement for present or future retirees, their spouses or dependents or present or future terminated employees, their spouses or dependents. No ServiceSoft Benefit Arrangement has applied for or received a waiver of the minimum funding standards imposed by Section 412 of the Code, and no ServiceSoft Benefit Arrangement has an "accumulated funding deficiency" within the meaning of Section 412(a) of the Code as of the most recent plan year. Each ServiceSoft Benefit Arrangement subject to Title IV of ERISA has paid all premiums when due to the Pension Benefit Guaranty Corporation. ("PBGC"). ServiceSoft and the ServiceSoft Subsidiaries have not incurred, and none of the directors and officers (and employees with responsibility for employee benefits matters) of ServiceSoft and the ServiceSoft Subsidiaries have any reason to expect that they will incur, any liability to the PBGC (other than PBGC premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability as defined in Section 4201 of ERISA) or under the Code with respect to any such ServiceSoft Benefit Arrangement which is an employee pension benefit plan under
          Section 3(2) of ERISA. Except as required by law or by the provisions of such ServiceSoft Benefit Arrangement, no condition exists that would prevent ServiceSoft or any ServiceSoft Subsidiaries from amending or terminating any ServiceSoft Benefit Arrangement.

     (b) Except as disclosed in subsection 4.15(b) of the ServiceSoft Disclosure Schedule, there are no investigations by any governmental agency, termination proceedings or other claims (except claims for benefits payable in the normal operation of the ServiceSoft Benefit Arrangements), suits or proceedings against or involving any ServiceSoft Benefit Arrangement that would result in material liability against ServiceSoft and the ServiceSoft Subsidiaries or any ServiceSoft Benefit Arrangement. Except as disclosed in subsection 4.15(b) of the ServiceSoft Disclosure Schedule, the ServiceSoft Benefit Arrangements that are pension benefit plans have received determination letters from the Internal Revenue Service to the reflect that such ServiceSoft Benefit Arrangements are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, and no such determination letter has been revoked nor, to the knowledge of Sellers, has revocation been threatened, nor are there any facts that could result in any such revocation, nor has any such ServiceSoft Benefit Arrangement been amended since the date of its most recent determination letter or application therefor in any respect that would adversely affect its qualification. No "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) has occurred which involves the assets of any ServiceSoft Benefit Arrangement and which could subject any employees of ServiceSoft and the ServiceSoft Subsidiaries, a trustee, administrator or other fiduciary of any trusts created under any ServiceSoft Benefit Arrangement to the tax or penalty on prohibited transactions imposed by Section 4975 of the Code or the sanctions imposed under Title I of ERISA. No fiduciary has any liability for breach of fiduciary duty or any other failure to at or comply in connection with the administration or investment of the assets of any ServiceSoft Benefit Arrangement. Except as disclosed in subsection 4.15(b) of the ServiceSoft Disclosure Schedule, none of the ServiceSoft Benefit Arrangements have been terminated nor have there been any "reportable events" (as defined in Section 4043 of ERISA and the regulations thereunder) with respect thereto. The execution of this Agreement and the consummation of the transaction contemplated hereby will not result in the acceleration or early vesting of any payments or benefits under any ServiceSoft Benefit Arrangement or in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

     (c) ServiceSoft and the ServiceSoft Subsidiaries are not a members of a controlled group of corporations, within the meaning of Section 414(b) of the Code, are not members of a group of trades or businesses under common control, within the meaning of Section 414(c) of the Code, and are not members of an affiliated service group, within the meaning of
          Section 414(m) and (o) of the Code. ServiceSoft and the ServiceSoft Subsidiaries do not contribute to, never have contributed to, and never have been required to contribute to any multiemployer plan (as defined in Section 3(37) of ERISA) and none of them has any liability (including withdrawal liability as defined in Section 4201 of ERISA) under any multiemployer plan.

     (d) NO POST-EMPLOYMENT OBLIGATIONS - Except as set forth in subsection 4.15(d) of the ServiceSoft Disclosure Schedule, no ServiceSoft Benefit Arrangement provides, or has any liability to provide, life insurance, medical or other employee benefits to any employee upon his or her retirement or termination of employment for any reason, except as may be required by law, and neither ServiceSoft nor any of the ServiceSoft Subsidiaries have ever represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) that such employee(s) would be provided with life insurance, medical or other employee welfare benefits upon their retirement or termination of employment, except to the extent required by law.

     (e) EMPLOYMENT MATTERS - ServiceSoft has delivered to Balisoft a complete list of all current employees of ServiceSoft and the ServiceSoft Subsidiaries and their position, gross remuneration and length of employment. To the Knowledge of ServiceSoft, ServiceSoft and the ServiceSoft Subsidiaries: (i) are in compliance in all material respects with all applicable foreign, federal and provincial laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to employees; (ii) have withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to employees; (iii) are not liable for any arrears of wages or any Taxes or any penalty for failure to comply with any of the foregoing; and (iv) except as required by applicable law, are not liable for any payment to any trust or other fund or `to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits for employees (other than routine payments to be made in the normal course of business and consistent with past practice).

     (f) LABOR - Except as set forth in subsection 4.15(f) of the ServiceSoft Disclosure Schedule, neither ServiceSoft nor any of the ServiceSoft Subsidiaries are involved in or threatened with any labor dispute, grievance, litigation or claim relating to labor, occupational health and safety or human rights matters involving any employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in liability having a material adverse effect on ServiceSoft and the ServiceSoft Subsidiaries, taken as a whole. Neither ServiceSoft nor any of the ServiceSoft Subsidiaries have engaged in any unfair labor practices which would, individually or in the aggregate, directly or indirectly result in liability to ServiceSoft or any of the ServiceSoft Subsidiaries. Except as set forth in subsection 4.15(f) of the ServiceSoft Disclosure Schedule, neither ServiceSoft nor any of the ServiceSoft Subsidiaries are presently, nor have they been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to employees and no collective bargaining agreement is being negotiated by ServiceSoft or any of the ServiceSoft Subsidiaries or, to the Knowledge of ServiceSoft, is being organized or is threatened.

4.16 INSURANCE - Section 4.16 of the ServiceSoft Disclosure Schedule lists all insurance policies and fidelity bonds covering the assets, business, equipment, properties, operations, employees, officers and directors of ServiceSoft and the ServiceSoft Subsidiaries. Except as disclosed in Section 4.16 of the ServiceSoft Disclosure Schedule such policies and bonds are sufficient in amount to allow ServiceSoft or the ServiceSoft Subsidiaries (as applicable) to replace any of its properties that might be damaged or destroyed. There is no claim by ServiceSoft or any of the ServiceSoft Subsidiaries pending under any of such policies or bonds as to which ServiceSoft or any of the ServiceSoft Subsidiaries have received notice that coverage has been questioned, denied or disputed by the underwriters of such policies or bonds. All premiums due and payable under all such policies and bonds have been paid and ServiceSoft or the applicable ServiceSoft Subsidiary are otherwise in material compliance with the terms of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). There is no threatened termination of, or material premium increase with respect to, any of such policies.

4.17 COMPLIANCE WITH LAWS - To the Knowledge of ServiceSoft, ServiceSoft and each of the ServiceSoft Subsidiaries has complied with, are not in violation of, and have not received any notices of violation with respect to, any foreign, federal, provincial or local statute, law or regulation with respect to the conduct of its business, or the ownership or operation of their business, assets or properties.

4.18 COMPLETE COPIES OF MATERIALS - ServiceSoft has delivered or made available to Balisoft true and complete copies of each agreement, contract, commitment or other document (or summaries of same) that is referred to in the ServiceSoft Disclosure Schedule or that has been requested in writing by Balisoft or its counsel.

4.19 REPRESENTATIONS COMPLETE - To the Knowledge of ServiceSoft, none of the representations or warranties made herein by ServiceSoft or ServiceSoft Canada (as modified by the ServiceSoft Disclosure Schedule), nor any statement made in any Schedule or certificate furnished by ServiceSoft or ServiceSoft Canada pursuant to this Agreement contains or will contain at the Closing Time, any untrue statement of a material fact, or omits or will omit at the Closing Time to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which they were made, not misleading.

4.20 DISCLOSURE SCHEDULE - The ServiceSoft Disclosure Schedule has been prepared and executed by ServiceSoft and dated and delivered on the date of this Agreement. ServiceSoft shall endeavor to disclose in the ServiceSoft Disclosure Schedule each item of information in each separate section in which such item may reasonably be required to be disclosed, provided, however, that any item of information disclosed in any one section of the ServiceSoft Disclosure Schedule may be cross-referenced in other relevant sections thereof for purposes of disclosure under this Agreement.


                                   ARTICLE 5
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

5.1 CONDUCT OF BUSINESS OF BALISOFT - During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Time, Balisoft agrees (except to the extent that ServiceSoft shall otherwise consent in writing), to carry on its business and the business of the Balisoft Subsidiaries in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due unless validly withheld, to pay or perform other obligations when due, and, to the extent consistent with such business and except as agreed to by ServiceSoft and Balisoft, use all reasonable efforts consistent with past practice and policies to preserve intact the present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers and others having business dealings with it, all with the goal of preserving unimpaired Balisoft and the Balisoft Subsidiaries' goodwill and ongoing businesses at the Closing Time. Balisoft shall promptly notify ServiceSoft of any event or occurrence or emergency not in the ordinary course of business of

Balisoft or the Balisoft Subsidiaries, and any material event involving Balisoft or the Balisoft Subsidiaries. Except as expressly contemplated by this Agreement, Balisoft and the Balisoft Subsidiaries shall not, without the prior written consent of ServiceSoft:

     (a) Enter into any commitment or transaction not in the ordinary course of business or any commitment or transaction of the type described in Section o hereof;

     (b) Transfer to any person or entity any rights to the Balisoft Intellectual Property (other than such transfers effectuated in the ordinary course of business);

     (c) Enter into or amend any agreements not cancelable by Balisoft without penalty on 90 days notice or less pursuant to which any other party is granted exclusive marketing, distribution or similar rights with respect to any products of Balisoft or any of the Balisoft Subsidiaries;

     (d) Amend, terminate or violate any distribution agreement or material contract, agreement or license which Balisoft or any of the Balisoft Subsidiaries are a party or by which either is bound other than termination by Balisoft or any of the Balisoft Subsidiaries pursuant to the terms thereof in the ordinary course of business and without financial penalty to Balisoft or any of the Balisoft Subsidiaries;

     (e)  Commence any material litigation;

     (f) Except as contemplated by the Balisoft Recapitalization, declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any Balisoft Common Shares or Balisoft Preferred Shares, or split, combine or reclassify any Balisoft Common Shares or Balisoft Preferred Shares;

     (g) Except for the issuance of Balisoft Common Shares or Balisoft Preferred Shares upon exercise or conversion of presently outstanding securities of Balisoft or the Balisoft Subsidiaries or otherwise in connection with the Balisoft Recapitalization, issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase, propose the purchase of, repurchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, including those of any of the Balisoft Subsidiaries;

     (h) Except in connection with the Balisoft Recapitalization or to facilitate the closing of the transactions contemplated by this Agreement, cause or permit any amendments to its or any of the Balisoft Subsidiaries' Articles of Incorporation or Bylaws (or comparable organizational documents);

     (i) Acquire or agree to acquire by merging, amalgamating or consolidating with, or by purchasing any of the assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of Balisoft and the Balisoft Subsidiaries, taken as a whole;

     (j) Sell, lease, license or otherwise dispose of any of its or the Balisoft Subsidiaries' properties or assets except in the ordinary course of business;

     (k) Incur any indebtedness for borrowed money (except with respect to indebtedness incurred by Balisoft or any of the Balisoft Subsidiaries in the ordinary course of business and under existing term loans or revolving credit lines in an amount not more than $50,000) or guarantee any such indebtedness or issue or sell any debt securities of Balisoft or any of the Balisoft Subsidiaries or guarantee any debt securities of others;

     (l) Grant any severance or termination pay to, or accelerate any benefits of, (i) any director or officer or (ii) any other employee except payments made pursuant to written agreements outstanding on the date hereof and disclosed in the Balisoft Disclosure Schedule;

     (m) Adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees other than hirings and terminations in the ordinary course of business and other than customary increases associated with annual reviews scheduled during such period;

     (n) Revalue any of its assets including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

     (o) Pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $50,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities in the ordinary course of business or liabilities reflected or reserved against in the Balisoft Financial Statements (or the notes thereto) or in connection with the Balisoft Recapitalization;

     (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

     (q) Enter into any development, joint marketing or other strategic arrangement or agreement except for such marketing agreements that are
          (i) entered into in the ordinary course of business, (ii) do not provide for the exclusive grant of any rights and (iii) terminable at Balisoft's or the applicable Balisoft Subsidiary's option at any time without the payment of any termination fees; or

     (r) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1 (a) through (q) above, or any other action that would prevent Balisoft from performing or cause Balisoft not to perform the transactions contemplated herein or its covenants hereunder.

5.2 CONDUCT OF BUSINESS OF SERVICESOFT - During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Time, ServiceSoft agrees (except to the extent that Balisoft shall otherwise consent in writing), to carry on its business and the business of the ServiceSoft Subsidiaries in the usual, regular and ordinary course in substantially the same manner as heretofore conducted, to pay its debts and Taxes when due unless validly withheld, to pay or perform other obligations when due, and, to the extent consistent with such business and except as agreed to by Balisoft and ServiceSoft, use all reasonable efforts consistent with past practice and policies to preserve intact the present business organization, keep available the services of its present officers and key employees and preserve their relationships with customers and others having business dealings with it, all with the goal of preserving unimpaired ServiceSoft and the ServiceSoft Subsidiaries' goodwill and ongoing businesses at the Closing Time. ServiceSoft shall promptly notify Balisoft of any event or occurrence or emergency not in the ordinary course of business of ServiceSoft or the ServiceSoft Subsidiaries, and any material event involving ServiceSoft or the ServiceSoft Subsidiaries. Except as expressly contemplated by this Agreement, ServiceSoft and the ServiceSoft Subsidiaries shall not, without the prior written consent of Balisoft:

     (a) Enter into any commitment or transaction not in the ordinary course of business or any commitment or transaction of the type described in Section __ hereof;

     (b) Transfer to any person or entity any rights to the ServiceSoft Intellectual Property (other than such transfers effectuated in the ordinary course of business);

     (c) Enter into or amend any agreements not cancelable by ServiceSoft without penalty on 90 days notice or less pursuant to which any other party is granted exclusive marketing, distribution or similar rights with respect to any products of ServiceSoft or any of the ServiceSoft Subsidiaries;

     (d) Amend, terminate or violate any distribution agreement or material contract, agreement or license which ServiceSoft or any of the ServiceSoft Subsidiaries are a party or by which either is bound other than termination by ServiceSoft or any of the

          ServiceSoft Subsidiaries pursuant to the terms thereof in the ordinary course of business and without financial penalty to ServiceSoft or any of the ServiceSoft Subsidiaries;

     (e)  Commence any material litigation;

     (f) Except as contemplated by the ServiceSoft Recapitalization, declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any ServiceSoft Common Shares or ServiceSoft Preferred Shares, or split, combine or reclassify any ServiceSoft Common Shares or ServiceSoft Preferred Shares;

     (g) Except for the issuance of ServiceSoft Common Shares or ServiceSoft Preferred Shares upon exercise or conversion of presently outstanding securities of ServiceSoft or the ServiceSoft Subsidiaries or otherwise in connection with the ServiceSoft Recapitalization, issue, deliver or sell or authorize or propose the issuance, delivery or sale of, or purchase, propose the purchase of, repurchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock or securities convertible into, or subscriptions, rights, warrants or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities, including those of any of the ServiceSoft Subsidiaries;

     (h) Except in connection with the ServiceSoft Recapitalization or to facilitate the closing of the transactions contemplated by this Agreement, cause or permit any amendments to its or any of the ServiceSoft Subsidiaries' Articles of Incorporation or Bylaws (or comparable organizational documents);

     (i) Acquire or agree to acquire by merging, amalgamating or consolidating with, or by purchasing any of the assets or equity securities of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of ServiceSoft and the ServiceSoft Subsidiaries, taken as a whole;

     (j) Sell, lease, license or otherwise dispose of any of its or the ServiceSoft Subsidiaries' properties or assets except in the ordinary course of business;

     (k) Incur any indebtedness for borrowed money (except with respect to indebtedness incurred by ServiceSoft or any of the ServiceSoft Subsidiaries in the ordinary course of business and under existing term loans or revolving credit lines in an amount not more than $50,000) or guarantee any such indebtedness or issue or sell any debt securities of ServiceSoft or any of the ServiceSoft Subsidiaries or guarantee any debt securities of others;

     (1) Grant any severance or termination pay to, or accelerate any benefits of, (i) any director or officer or (ii) any other employee except payments made pursuant to written agreements outstanding on the date hereof and disclosed in the ServiceSoft Disclosure Schedule;

     (m) Adopt or amend any employee benefit plan, or enter into any employment contract, pay or agree to pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its employees other than hirings and terminations in the ordinary course of business and other than customary increases associated with annual reviews scheduled during such period;

     (n) Revalue any of its assets including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business;

     (o) Pay, discharge or satisfy, in an amount in excess of $10,000 (in any one case) or $50,000 (in the aggregate), any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities in the ordinary course of business or liabilities reflected or reserved against in the ServiceSoft Financial Statements (or the notes thereto) or in connection with the ServiceSoft Recapitalization;

     (p) Make or change any material election in respect of Taxes, adopt or change any accounting method in respect of Taxes, enter into any closing agreement, settle any claim or assessment in respect of Taxes, or consent to any extension or waiver of the limitation period applicable to any claim or assessment in respect of Taxes;

     (q) Enter into any development, joint marketing or other strategic arrangement or agreement except for such marketing agreements that are
          (i) entered into in the ordinary course of business, (ii) do not provide for the exclusive grant of any rights and (iii) terminable at ServiceSoft's or the applicable ServiceSoft Subsidiary's option at any time without the payment of any termination fees; or

     (r) Take, or agree in writing or otherwise to take, any of the actions described in Sections 5.1 (a) through (q) above, or any other action that would prevent ServiceSoft from performing or cause ServiceSoft not to perform the transactions contemplated herein or its covenants hereunder.

5.3  NO SOLICITATION -

     (a) Until the Closing Time or the date of termination of this Agreement pursuant to the provisions of Section 10.1 hereof, as the case may be, except with the written consent of ServiceSoft, Balisoft will not (nor will Balisoft permit any of Balisoft's officers, directors, agents, representatives or affiliates
          to) directly or indirectly, take any of the following actions with any party other than ServiceSoft or its designees: (i) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition by any person other than ServiceSoft of any material portion of the business of Balisoft or the Balisoft Subsidiaries (whether by way of reorganization, merger, purchase of outstanding capital stock, purchase of assets or otherwise) or of any portion of the capital stock of Balisoft or the Balisoft Subsidiaries (an "ALTERNATIVE BALISOFT TRANSACTION"), (ii) provide information with respect to it to any person, other than ServiceSoft, relating to or in connection with an Alternative Balisoft Transaction, (iii) enter into an agreement with any person, other than ServiceSoft, providing for an Alternative Balisoft Transaction or (iv) make or authorize any statement, recommendation or solicitation in support of an Alternative Balisoft Transaction.

     (b) Until the Closing Time or the date of termination of this Agreement pursuant to the provisions of Section 10.1 hereof, as the case may be, except with the written consent of Balisoft, ServiceSoft will not (nor will ServiceSoft permit any of ServiceSoft's officers, directors, agents, representatives or affiliates to) directly or indirectly, take any of the following actions with any party other than Balisoft or its designees: (i) solicit, conduct discussions with or engage in negotiations with any person, relating to the possible acquisition by any person other than Balisoft of any material portion of the business of ServiceSoft or the ServiceSoft Subsidiaries (whether by way of reorganization, merger, purchase of outstanding capital stock, purchase of assets or otherwise) or of any portion of the capital stock of ServiceSoft or the ServiceSoft Subsidiaries (an "ALTERNATIVE SERVICESOFT TRANSACTION"), (ii) provide information with respect to it to any person, other than Balisoft, relating to or in connection with an Alternative ServiceSoft Transaction, (iii) enter into an agreement with any person, other than Balisoft, providing for an Alternative ServiceSoft Transaction or (iv) make or authorize any statement, recommendation or solicitation in support of an Alternative ServiceSoft Transaction.

     (c) If, prior to the Closing Time or the termination of this Agreement, Balisoft or ServiceSoft receives any bona fide offer or proposal relating to any of the above, such party shall immediately notify the other party thereof, including information as to the identity of the party making any such offer or proposal and the specific terms of such offer or proposal, as the case may be; PROVIDED, HOWEVER, that neither party shall be required to notify the other of any contacts with parties who have previously made offers to them where such parties repeat such previously made offers, such previously made offers are declined, and the parties have no further contact.

                                   ARTICLE 6
                             ADDITIONAL AGREEMENTS

6.1  ACCESS TO INFORMATION -

     (a) Balisoft shall afford ServiceSoft and its accountants, counsel and other representatives, reasonable access during normal business hours upon reasonable notice during the period prior to the Closing Time or the termination of this Agreement to (a) all of Balisoft's and Balisoft Subsidiaries' properties, books, contracts, commitments and records, and (b) with the consent of Balisoft, which consent shall not be unreasonably withheld, all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of Balisoft as ServiceSoft may reasonably request including, without limitation, access upon reasonable request to Balisoft's and Balisoft Subsidiaries' employees, customers and vendors for due diligence inquiry. Balisoft agrees to provide to ServiceSoft and its accountants, counsel and other representatives copies of internal financial statements, business plans and projections promptly upon request.

     (b) ServiceSoft shall afford Balisoft and its accountants, counsel and other representatives, reasonable access during normal business hours upon reasonable notice during the period prior to the Closing Time or the termination of this Agreement to (a) all of ServiceSoft's and ServiceSoft Subsidiaries' properties, books, contracts, commitments and records, and (b) with the consent of ServiceSoft, which consent shall not be unreasonably withheld, all other information concerning the business, properties and personnel (subject to restrictions imposed by applicable law) of ServiceSoft as Balisoft may reasonably request including, without limitation, access upon reasonable request to ServiceSoft's and ServiceSoft Subsidiaries' employees, customers and vendors for due diligence inquiry. ServiceSoft agrees to provide to Balisoft and its accountants, counsel and other representatives copies of internal financial statements, business plans and projections promptly upon request.

     (c) No information or knowledge obtained in any investigation pursuant to this Section 6.1 or otherwise shall affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Amalgamation.

6.2 CONFIDENTIALITY - Each of the parties hereto hereby agrees to keep all information or knowledge obtained in any investigation pursuant to Section 6.1, or pursuant to the negotiation and execution of this Agreement or the completion of the transactions contemplated hereby, confidential in accordance with the terms of the confidentiality agreement executed by Balisoft and ServiceSoft on November 12, 1998, (the "CONFIDENTIALITY AGREEMENT").

6.3  EXPENSES -

     (a) If the Amalgamation is not consummated Balisoft and ServiceSoft shall each pay 50% of the fees and expenses of each party's legal counsel up to a maximum of $50,000 (or such other amount as may be mutually agreed) and all other fees and expenses incurred in connection with the transactions contemplated by this Agreement including without limitation, all additional legal fees, all accounting, financial advisory, consulting and all other fees and expenses of third parties incurred by Balisoft or ServiceSoft in connection with the negotiation and completion of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses.

     (b) If the Amalgamation is consummated, all reasonable legal, accounting, similar third party fees and reasonable out-of-pocket expenses associated with the transactions contemplated by this Agreement incurred by Balisoft and ServiceSoft shall be paid by ServiceSoft.

6.4 PUBLIC DISCLOSURE - The parties hereto agree that they shall not make any disclosure, by means of the issuance of any reports, statements, releases or other public disclosure, or any other third party disclosure, relating to the terms and conditions of this Agreement and the transactions contemplated hereby, except in such form as may be mutually agreed or as may be required by applicable law (provided that in such circumstances the disclosing party shall use reasonable efforts to notify the other party in advance).

6.5 CONSENTS - Each of Balisoft and ServiceSoft shall promptly apply for or otherwise seek, and use its best efforts to obtain, all consents and approvals required to be obtained by it for the consummation of the Amalgamation, and Balisoft shall use its best efforts to obtain all consents, waivers and approvals under any of Balisoft's agreements, contracts, licenses or leases in order to preserve the benefits thereunder for Amalco and otherwise in connection with the Amalgamation.

6.6 LEGAL REQUIREMENTS - Subject to the terms and conditions provided in this Agreement, each of the parties hereto shall use its reasonable best efforts to take promptly, or cause to be taken, all reasonable actions, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated hereby, to obtain all necessary waivers, consents and approvals and to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the transactions contemplated by this Agreement for the purpose of securing to the parties hereto the benefits contemplated by this Agreement.

6.7 NOTIFICATION OF CERTAIN MATTERS - Balisoft shall give prompt notice to ServiceSoft, and ServiceSoft shall give prompt notice to Balisoft, of (i) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which may cause any representation or warranty of

Balisoft on the one hand and ServiceSoft on the other hand contained in this Agreement to be untrue or inaccurate at the Closing Time and (ii) any failure of Balisoft or any of the Balisoft Subsidiaries or ServiceSoft or any of the ServiceSoft Subsidiaries, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this
Section 6.7 shall not limit or otherwise affect any remedies available to the party receiving such notice.

6.8 EMPLOYEE BENEFIT ARRANGEMENTS - ServiceSoft agrees, from and after the Closing Date, to cause Amalco to honor all obligations under the employment and severance agreements to which Balisoft or the Balisoft Subsidiaries is presently a party. Employees of Amalco immediately following the Closing Date who immediately prior to the Closing Date were employees of Balisoft or the Balisoft Subsidiaries shall be given credit for purposes of eligibility and vesting under each employee benefit plan, program, policy or arrangement of ServiceSoft or Amalco in which such employees participate subsequent to the Closing Date for all service with Balisoft and the Balisoft Subsidiaries prior to the Closing Date (to the extent such credit was given by Balisoft or the Balisoft Subsidiaries) for purposes of eligibility and vesting.

6.9 FURTHER ASSURANCES - Each of the parties to this Agreement shall use its best efforts to complete the transactions contemplated hereby and to fulfill or cause to be fulfilled the conditions to closing under this Agreement. Each party hereto, at the reasonable request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.


                                   ARTICLE 7
                         CONDITIONS TO THE AMALGAMATION

7.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE AMALGAMATION - The respective obligations of each party to this Agreement to effect the Amalgamation shall be subject to the satisfaction at or prior to the Closing Time of the following conditions:

     (a) CORPORATE APPROVALS - This Agreement and the Amalgamation (including without limitation all issuances of ServiceSoft securities issuable upon the Amalgamation and upon the exercise, conversion or exchange of securities of ServiceSoft and Amalco issuable upon the Amalgamation and including in respect of the ServiceSoft Escrow Fund) shall have been approved and adopted by the shareholders of Balisoft, ServiceSoft and ServiceSoft Canada, as required.

     (b) NO INJUNCTIONS OR RESTRAINTS; ILLEGALITY - No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the

          Amalgamation or restricting the conduct or operations of the business of Amalco or ServiceSoft shall be in effect, nor shall any proceeding brought by a Governmental Entity, seeking any of the foregoing be pending; nor shall there be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Amalgamation, which makes the consummation of the Amalgamation unlawful.

     (c) GOVERNMENTAL APPROVAL - Each of Balisoft and ServiceSoft shall have timely obtained from each Governmental Entity all approvals, waivers and consents, if any, necessary for consummation of or in connection with the Amalgamation and the transactions contemplated hereby.

7.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF BALISOFT - The obligations of Balisoft to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Time of each of the following conditions, any of which may be waived, in writing, exclusively by Balisoft:

     (a) ADDITIONAL SERVICESOFT AGREEMENTS - (i) Each of the agreements to be entered into in accordance with Article 2 by ServiceSoft, ServiceSoft Canada and the relevant shareholders of Balisoft and ServiceSoft shall have been entered into and ServiceSoft shall have entered into an Employment Agreement with Mark Skapinker as Chief Executive Officer of ServiceSoft substantially in the form attached hereto as EXHIBIT H and David Tarrant shall have executed the Employment Agreement Amendment in the form attached hereto as EXHIBIT I (in each case effective upon or immediately following Closing), all ServiceSoft Employee Options issuable to the current employees of Balisoft shall have been authorized and reserved for issuance and (conditional upon the Closing) issued to the applicable Balisoft employees. (ii) The agreed nominees of Balisoft shall have been appointed (effective upon the Closing) to the ServiceSoft board of directors and all current members of the ServiceSoft board of directors other than David Tarrant and Robert Davoli shall have resigned (effective upon the Closing) from the ServiceSoft board of directors. (iii) ServiceSoft shall have created the Special Common Voting Share and the Special Preferred Voting Share in accordance with subsection 2.9(a).

     (b) REPRESENTATIONS WARRANTIES AND COVENANTS - The representations and warranties of ServiceSoft contained in this Agreement shall be true and correct in all material respects on and as of the Closing Time, with the same force and effect as if made on the Effective Date (except the extent expressly contemplated by this Agreement) and each of ServiceSoft and ServiceSoft Canada shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Time.

     (c) CERTIFICATE OF SERVICESOFT - Balisoft shall have been provided with a certificate executed on behalf of ServiceSoft by its President and its Chief Financial Officer to the effect that, as of the Closing Time:

          (i) all representations and warranties made by ServiceSoft and ServiceSoft Canada under this Agreement are true and correct in all material respects; and

          (ii) all covenants, obligations and conditions of this Agreement to be performed by ServiceSoft and ServiceSoft Canada on or before such date have been so performed in all material respects.

     (d) CLAIMS - There shall not have occurred any claims (whether asserted or unasserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or the business, assets (including intangible assets), financial condition or results of operations of ServiceSoft and the ServiceSoft Subsidiaries, taken as a whole.

     (e) LITIGATION - There shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against ServiceSoft or the ServiceSoft Subsidiaries, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Amalgamation or the other transactions contemplated by the terms of this Agreement.

     (f) THIRD PARTY CONSENTS - Balisoft shall have been furnished with evidence reasonably satisfactory to it that ServiceSoft and the ServiceSoft Subsidiaries have obtained all consents, approvals and waivers as set forth in subsection 4.3(c) of the ServiceSoft Disclosure Schedule.

     (g) LEGAL OPINION - Balisoft shall have received from Land & Lemle counsel to ServiceSoft, a legal opinion, dated the Closing Date, in such form as shall be agreed by the parties, acting reasonably.

7.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF SERVICESOFT - The obligations of ServiceSoft and ServiceSoft Canada to consummate and effect this Agreement and the transactions contemplated hereby shall be subject to the satisfaction at or prior to the Closing Time of each of the following conditions, any of which may be waived, in writing, exclusively by ServiceSoft (on behalf of itself and ServiceSoft Canada):

     (a) REPRESENTATIONS, WARRANTIES AND COVENANTS - The representations and warranties of Balisoft contained in this Agreement shall be true and correct in all material respects on and as of the Closing Time as, with the same force and effect as if made on the Effective Date (except to the extent expressly contemplated in this Agreement) and Balisoft shall have performed and complied in all material respects with all covenants, obligations and conditions of this Agreement required to be performed and complied with by it as of the Closing Time.

     (b) CERTIFICATE OF BALISOFT - ServiceSoft shall have been provided with a certificate executed on behalf of Balisoft by its Chief Executive Officer and its President to the effect that, as of the Closing Time:

          (i) all representations and warranties made by Balisoft in this Agreement are true and correct in all material respects; and

          (ii) all covenants, obligations and conditions of this Agreement to be performed by Balisoft on or before such date have been so performed in all material respects.

     (c) CLAIMS - There shall not have occurred any claims (whether asserted or unasserted in litigation) which may materially and adversely affect the consummation of the transactions contemplated hereby or the business, assets (including intangible assets), financial condition or results of operations of Balisoft and the Balisoft Subsidiaries, taken as a whole.

     (d) LITIGATION - There shall be no action, suit, claim or proceeding of any nature pending, or overtly threatened, against Balisoft or the Balisoft Subsidiaries, their respective properties or any of their officers or directors, arising out of, or in any way connected with, the Amalgamation or the other transactions contemplated by the terms of this Agreement.

     (e) THIRD PARTY CONSENTS - ServiceSoft shall have been furnished with evidence reasonably satisfactory to it that Balisoft has obtained all consents, approvals and waivers as set forth in subsection 3.3(c) of the Balisoft Disclosure Schedule.

     (f) LEGAL OPINION - ServiceSoft shall have received from Osler, Hoskin & Harcourt, counsel to Balisoft, a legal opinion, dated the Closing Date, in such form as shall be agreed by the parties, acting reasonably.


                                   ARTICLE 8
               SURVIVAL OF REPRESENTATIONS AND WARRANTIES; ESCROW

8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES - All covenants to be performed by Balisoft, ServiceSoft and ServiceSoft Canada prior to the Closing Time, and all representations and warranties of Balisoft, ServiceSoft and ServiceSoft Canada set forth in this Agreement or in any instrument delivered pursuant to this Agreement, shall survive until the Escrow Release Date (as defined below) following which they shall expire. Notwithstanding the foregoing, nothing contained in this Section 8.1 shall preclude a party from bringing an action for fraud at any time.

8.2  ESCROW ARRANGEMENTS -

     (a) BALISOFT ESCROW FUND - As soon as practicable after the Closing Time, that number of Exchangeable Shares (which may include Gemini Shares having rights to acquire Exchangeable Shares) comprising the Balisoft Escrow Amount will be deposited by Amalco, without any act of any holder of Exchangeable Shares, with an independent trust company in Toronto acceptable to the Balisoft Agent and the ServiceSoft Agent (each as defined below) as escrow agent (the "ESCROW AGENT"), such deposit to constitute an escrow fund (the "BALISOFT ESCROW FUND") to be governed by the terms set forth herein. The Balisoft Escrow Amount contributed on behalf of each registered holder of Exchangeable Shares (or Gemini Shares having rights to acquire Exchangeable Shares) shall be a fraction of the total Balisoft Escrow Amount equal to such holder's proportional holdings of the total number of Exchangeable Shares (calculated assuming the exchange of all Gemini Shares for Exchangeable Preferred Shares) (and in respect of registered holders of both Exchangeable Common Shares and Exchangeable Preferred Shares, in proportion to their respective holdings of Exchangeable Shares of each such class) and shall be deducted from the number of Exchangeable Shares which such holder of Balisoft Common Shares or Balisoft Preferred Shares, as applicable, would otherwise be entitled to receive pursuant to Section 2.7. A list of the respective Balisoft Escrow Amounts contributed by each registered holder of Exchangeable Shares (or Gemini Shares) shall be provided to the Escrow Agent. The Escrow Agent shall act as agent for each registered holder of Exchangeable Shares held in the Balisoft Escrow Fund, and shall be authorized to hold or deal with such Exchangeable Shares on behalf of their registered holders as instructed by them, subject to the terms of this Agreement. The Balisoft Escrow Amount deposited in the Balisoft Escrow Fund shall be used effectively to reduce the consideration deliverable to the Balisoft Shareholders in the event of any reduction to the Balisoft Value as of the Closing Date determined on or prior to the Escrow Release Date in accordance with the terms of this Article 8.

     (b) SERVICESOFT ESCROW FUND - Concurrent with the delivery of Exchangeable Shares to the Escrow Agent to create the Balisoft Escrow Fund in accordance with subsection 8.2(a), ServiceSoft shall deliver all of the ServiceSoft Series H Preferred Shares distributed to shareholders of ServiceSoft pursuant to the stock dividend referred to in subsection 2.2(d) representing that number of ServiceSoft Series H Preferred Shares comprising the ServiceSoft Escrow Amount to the Escrow Agent to constitute an escrow fund (the "SERVICESOFT ESCROW FUND") to be governed by the terms set forth herein. The ServiceSoft Escrow Amount deposited in respect of each registered holder of ServiceSoft Series H Preferred Shares shall be a fraction of the total ServiceSoft Escrow Amount equal to such holder's proportional holdings of the total number of ServiceSoft Series H Preferred Shares. A list of the respective ServiceSoft Escrow Amounts allocated to each registered holder of ServiceSoft Series H

          Preferred Shares shall be provided to the Escrow Agent. The Escrow Agent shall act as agent for each registered holder of ServiceSoft Series H Preferred Shares held in the ServiceSoft Escrow Fund, and shall be authorized to hold or deal with such ServiceSoft Series H Preferred Shares on behalf of their registered holders as instructed by them, subject to the terms of this Agreement. The ServiceSoft Escrow Amount deposited in the ServiceSoft Escrow Fund shall be used effectively to allocate to the ServiceSoft Shareholders any reduction to the ServiceSoft Value as of the Closing Date determined on or prior to the Escrow Release Date in accordance with the terms of this
          Article 8.

     (c) LOSSES ARISING FROM BALISOFT MISREPRESENTATIONS - In the event of any claim, loss, expense, liability or other damage, including reasonable attorneys' fees, to the extent of the amount of such claim, loss, expense, liability or other damage ("Losses") that ServiceSoft or any of its affiliates have incurred prior to the Escrow Release Date by reason of the breach by Balisoft of any representation, warranty, covenant or agreement of Balisoft contained in this Agreement, in respect of which Losses a Confirmation Certificate has been delivered or deemed to have been delivered by the Balisoft Agent as provided below, the Balisoft Value and the Balisoft Exchange Ratio shall be reduced subject to and in accordance with the terms of subsection 8.2(h) below. ServiceSoft and Balisoft each acknowledge that such Losses, if any, shall be deemed to relate to unresolved contingencies existing at the Closing Time which, if resolved at the Closing Time, would have led to a reduction in the Balisoft Value and the Balisoft Exchange Ratio and a corresponding adjustment to the number of Class A Shares and Class B Shares of Amalco delivered to shareholders of Balisoft on the Amalgamation. Nothing herein shall limit the liability of Balisoft for any breach of any covenant, or any willful breach of any representation or warranty, if the Amalgamation does not close.

     (d) LOSSES ARISING FROM SERVICESOFT MISREPRESENTATION - In the event of any Losses that ServiceSoft or any of its affiliates have incurred prior to the Escrow Release Date by reason of the breach by ServiceSoft of any representation, warranty, covenant or agreement of ServiceSoft contained in this Agreement, in respect of which Losses a Confirmation Certificate has been delivered or deemed to have been delivered by the ServiceSoft Agent as provided below, the ServiceSoft Value shall be reduced, subject to and in accordance with the terms of subsection 8.2(h) below. ServiceSoft and Balisoft each acknowledge that such Losses, if any, shall be deemed to relate to unresolved contingencies existing at the Closing Time which, if resolved at the Closing Time, would have led to a reduction in the ServiceSoft Value and an increase to the Balisoft Exchange Ratio and a corresponding adjustment to the number of Class A Shares and Class B Shares of Amalco delivered to shareholders of Balisoft on the Amalgamation and for which the Balisoft Shareholders may be compensated by a corresponding reduction in the number of ServiceSoft Series H Preferred Shares held by the current shareholders of ServiceSoft. Nothing herein shall limit the liability of ServiceSoft for any breach of any covenant, or any willful breach of any representation or warranty, if the Amalgamation does not close.

     (e) ESCROW CLAIM FOR BALISOFT MISREPRESENTATION - At any time prior to the Escrow Release Date, the ServiceSoft Agent may deliver to the Escrow Agent a certificate (an "ESCROW CLAIM CERTIFICATE") signed by the ServiceSoft Agent: (A) stating that ServiceSoft has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses by reason of the breach by Balisoft of any representation, warranty, covenant or agreement of Balisoft contained in this Agreement, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related. At the time of delivery of any Escrow Claim Certificate to the Escrow Agent by the ServiceSoft Agent, a duplicate copy of such Escrow Claim Certificate shall be delivered to the Balisoft Agent. At any time following receipt of any such Escrow Claim Certificate, the Balisoft Agent may sign and deliver to the Escrow Agent and the ServiceSoft Agent a certificate confirming such Losses (a "CONFIRMATION CERTIFICATE"). In the event that the Balisoft Agent wishes to dispute the claim contained in the Escrow Claim Certificate, it shall deliver a notice to the Escrow Agent and the ServiceSoft Agent prior to the expiration of the 30 day period beginning on the date of the Escrow Claim Certificate indicating its objection thereto (an "OBJECTION NOTICE"). If the Escrow Agent and the ServiceSoft Agent have not received an Objection Notice prior to the expiration of such 30 day period, the Balisoft Agent shall be deemed to have delivered a Confirmation Certificate on the last date of such period in respect of the applicable Escrow Claim Certificate.

     (f) ESCROW CLAIM FOR SERVICESOFT MISREPRESENTATION - At any time prior to the Escrow Release Date, the Balisoft Agent may deliver to the Escrow Agent an Escrow Claim Certificate signed by the Balisoft Agent: (A) stating that ServiceSoft has paid or properly accrued or reasonably anticipates that it will have to pay or accrue Losses by reason of the breach by ServiceSoft of any representation, warranty, covenant or agreement of ServiceSoft contained in this Agreement, and (B) specifying in reasonable detail the individual items of Losses included in the amount so stated, the date each such item was paid or properly accrued, or the basis for such anticipated liability, and the nature of the misrepresentation, breach of warranty or claim to which such item is related. At the time of delivery of any Escrow Claim Certificate to the Escrow Agent by the Balisoft Agent, a duplicate copy of such Escrow Claim Certificate shall be delivered to the ServiceSoft Agent. At any time following receipt of any such Escrow Claim Certificate, the ServiceSoft Agent may sign and deliver to the Escrow Agent and the Balisoft Agent a Confirmation Certificate confirming such Losses. In the event that the ServiceSoft Agent wishes to dispute the claim contained in the Escrow Claim Certificate, it shall deliver an Objection Notice to the

          Escrow Agent and the Balisoft Agent prior to the expiration of the 30 day period beginning on the date of the Escrow Claim Certificate indicating its objection thereto. If the Escrow Agent and the Balisoft Agent have not received an Objection Notice prior to the expiration of such 30 day period, the ServiceSoft Agent shall be deemed to have delivered a Confirmation Certificate on the last date of such period in respect of the applicable Escrow Claim Certificate.

     (g)  RESOLUTION OF CONFLICTS, ARBITRATION -

          (i) In the event that any Objection Notice is delivered in response to any Escrow Claim Certificate, the Balisoft Agent and the ServiceSoft Agent shall attempt in good faith to resolve the dispute and agree upon an appropriate amount to settle the outstanding claim. If such an agreement is reached, the Balisoft Agent and the ServiceSoft Agent shall each sign a Confirmation Certificate setting out the agreed amount of the Loss (which may be less than the amount set out in the Escrow Claim Certificate and may be equal to zero) and promptly deliver a copy of such Confirmation Certificate to the Escrow Agent.

          (ii) If no such agreement can be reached within 30 days of the date of the Objection Notice, either the Balisoft Agent or the ServiceSoft Agent may demand arbitration of the matter by written notice to the other. Upon any such arbitration demand, the outstanding dispute shall be settled by arbitration conducted by three arbitrators. The Balisoft Agent and the ServiceSoft Agent shall each select one arbitrator within 15 days of the arbitration demand notice date, and the two arbitrators so selected shall select a third arbitrator (and any party failing to name an arbitrator within such 15 day period shall forfeit its right to do so). The arbitrators shall set a limited time period and establish procedures designed to reduce the cost and time for discovery while allowing the parties an opportunity, adequate in the sole judgement of the arbitrators, to discover relevant information from the opposing parties about the subject matter of the dispute. The arbitrators shall rule upon motions to compel or limit discovery and shall have the authority to impose sanctions, including attorneys fees and costs, to the same extent as a court of competent law or equity, should the arbitrators determine that discovery was sought without substantial justification or that discovery was refused or objected to without substantial justification. Unless otherwise agreed by both the Balisoft Agent and the ServiceSoft Agent, the arbitration proceedings shall be conducted in such a manner so as to provide for a final decision within not more than 60 days from the date of the arbitration demand notice. The decision of a majority of the three arbitrators as to the validity and amount of any claim in such arbitration award shall be binding and conclusive upon the parties to this Agreement. Such decision shall be written and shall be supported by written findings of fact and conclusions which shall set forth the award, judgment, decree or order awarded by the arbitrators. The Balisoft Agent and the ServiceSoft Agent shall each sign a Confirmation Certificate setting out the final amount of the Loss as determined by such arbitration and promptly provide a copy of such Confirmation Certificate to the Escrow Agent.

          (iii) Judgment upon any award rendered by the arbitrators may be entered in any court having jurisdiction. Any such arbitration initiated by the Balisoft Agent shall be held in Toronto, Ontario and any such arbitration initiated by the ServiceSoft Agent shall be held in Boston, Massachusetts and all such arbitrations shall be held in accordance with the provisions of the Arbitration Act (Ontario). The arbitrators may in their discretion determine whether the fees and expenses of the arbitration, including without limitation the fees of each arbitrator and the reasonable fees and expenses of legal counsel, shall form part of their award (and thereby be, in effect, charged to one side of the dispute) or be paid by ServiceSoft.

     (h)  ESCROW RELEASE -

          (i) On the Escrow Release Date, the Escrow Agent shall calculate the totals for all Losses for which it has received or is deemed to have received a Confirmation Certificate ("CONFIRMED LOSSES"), as provided below. If the Escrow Agent has received any Confirmation Certificate signed by both the Balisoft Agent and the ServiceSoft Agent showing a Loss amount that is different from the amount in the corresponding Escrow Claim Certificate, the amount of the corresponding Confirmed Loss shall be the amount of the Loss specified in such Confirmation Certificate.

          (ii) Release of Balisoft Escrow Fund -

               (A) The Escrow Agent shall calculate the sum of all Confirmed Losses arising from Escrow Claim Certificates provided by ServiceSoft (the "TOTAL SERVICESOFT CLAIM"). The Escrow Agent shall then subtract US $l00,000 from the Total ServiceSoft Claim and calculate 35% of any resulting positive balance to determine the final amount of the claim against Balisoft up to a maximum of US $2,147,727 representing 20% of the initial Balisoft Value (the "FINAL BALISOFT ADJUSTMENT").

               (B) If the Final Balisoft Adjustment is zero (or a negative amount), then no adjustment shall be made to the Balisoft Value or the Balisoft Exchange Ratio and the Escrow Agent shall promptly release all Exchangeable Shares held in the Balisoft Escrow Fund from escrow and deliver the certificates representing all such Exchangeable Shares to the registered holders thereof.

               (C) If the Final Balisoft Adjustment is greater than zero, (1) the Balisoft Value shall be deemed to be reduced by the amount of such Final Balisoft Adjustment, and (2) the Balisoft Exchange Ratio shall be reduced by multiplying it by a fraction equal to the adjusted Balisoft Value in accordance with clause (1) divided by the initial Balisoft Value prior to such adjustment. The Escrow Agent shall calculate the number of Exchangeable Shares (assuming the exchange of any Gemini Shares held in the Balisoft Escrow Fund for Exchangeable Preferred Shares) represented by the Final Balisoft Adjustment (the "BALISOFT ADJUSTMENT NUMBER") as the quotient obtained by dividing the Final Balisoft Adjustment by the fair market value of the Exchangeable Shares on the date hereof which is equal to US $2.00. The Escrow Agent shall extract a number of Exchangeable Shares (and any proportionate number of Gemini Shares) equal to the Balisoft Adjustment Number from the Balisoft Escrow Fund and return all such Exchangeable Shares to Amalco for cancellation and all such returned Exchangeable Shares shall promptly be canceled by Amalco (and Amalco shall cause any such returned Gemini Shares to be cancelled by Balisoft Israel). The Escrow Agent shall promptly release the balance of the Exchangeable Shares (and any Gemini Shares) remaining in the Balisoft Escrow Fund from escrow and deliver the certificates representing all such Exchangeable Shares to the registered holders thereof.

          (iii) Release of ServiceSoft Escrow Fund -

               (A) The Escrow Agent shall calculate the sum of all Confirmed Losses arising from Escrow Claim Certificates provided by Balisoft (the "TOTAL BALISOFT CLAIM"). The Escrow Agent shall then subtract US $100,000 from the Total Balisoft Claim and calculate 35% of any resulting positive balance to determine the final amount of the claim against ServiceSoft up to a maximum of US $3,625,000 representing 20% of the initial ServiceSoft Value (the "FINAL SERVICESOFT ADJUSTMENT").

               (B) If the Final ServiceSoft Adjustment is zero (or a negative amount), then no adjustment shall be made to the ServiceSoft Value and the Escrow Agent shall promptly release all ServiceSoft Series H Preferred Shares held in the ServiceSoft Escrow Fund from escrow and deliver the certificates representing all such ServiceSoft Series H Preferred Shares to the registered holders thereof.

               (C) If the Final ServiceSoft Adjustment is greater than zero, the ServiceSoft Value shall be deemed to be reduced by the amount of such Final ServiceSoft Adjustment. The Escrow Agent shall calculate the number of ServiceSoft Series H Preferred Shares represented by the Final ServiceSoft Adjustment (the "SERVICESOFT ADJUSTMENT NUMBER") as the quotient obtained by dividing the Final ServiceSoft Adjustment by the fair market value of the ServiceSoft Series H Preferred Shares on the date hereof which is equal to US $2.00. The Escrow Agent shall extract a number of ServiceSoft Series H Preferred Shares equal to the ServiceSoft Adjustment Number from the ServiceSoft Escrow Fund and return all such ServiceSoft Series H Preferred Shares to ServiceSoft for cancellation and all such returned ServiceSoft Series H Preferred Shares shall promptly be cancelled by ServiceSoft. The Escrow Agent shall promptly release the balance of the ServiceSoft Series H Preferred Shares remaining in the ServiceSoft Escrow Fund from escrow and deliver the certificates representing all such ServiceSoft Series H Preferred Shares to the registered holders thereof.

          (iv) All calculations, extractions and distributions in respect of the Balisoft Escrow Fund and the ServiceSoft Escrow Fund shall be determined by the Escrow Agent in respect of each individual shareholder as nearly as possible in proportion to the number of Exchangeable Shares registered in its name in Balisoft Escrow Fund and the ServiceSoft Escrow Fund, as applicable, and for those shareholders holding both Exchangeable Common Shares and Exchangeable Preferred Shares, in proportion to their respective holdings of each such class of Exchangeable Shares.

     (i)  ESCROW RELEASE DATE -

          (i) Subject to the requirements set forth in this subsection 8.2(i), the Balisoft Escrow Fund and the ServiceSoft Escrow Fund shall each remain in existence immediately following the Closing Time and shall terminate at 5:00 p.m., Toronto Time on the Escrow Release Date (as defined below). As used herein "ESCROW RELEASE DATE" shall mean the earlier of (i) the date 60 days after the date of delivery by ServiceSoft's independent auditors to ServiceSoft of signed, audited consolidated financial statements for the ServiceSoft fiscal year ended December 31, 1999, (ii) April 1, 2000.

          (ii) In the event that ServiceSoft proposes (as evidenced by a resolution of the ServiceSoft board of directors) to complete an initial public offering of ServiceSoft Common Shares, a sale of all of the outstanding shares or all or substantially all of the assets of ServiceSoft to, or a merger or other business combination with, an arm's length third party (any of such proposed transactions, an "ACCELERATION

          TRANSACTION"), ServiceSoft shall promptly provide written notice (the "ESCROW ACCELERATION NOTICE") to the Balisoft Agent and the ServiceSoft Agent thereof. In such circumstances, the ServiceSoft board of directors shall have the discretion to accelerate the Escrow Release Date to a date not less than 45 days from the date of the Escrow Acceleration Notice. The Escrow Acceleration Notice shall include the expected closing date of the Acceleration Transaction and the proposed new Escrow Release Date. In the event that a binding agreement in respect of the Acceleration Transaction (or a substantially similar transaction) is not executed within 60 days of the Escrow Acceleration Notice, the Escrow Acceleration Notice shall be null and void and the Escrow Release Date shall remain unchanged (unless otherwise agreed by the Balisoft Agent and the ServiceSoft Agent); otherwise the Escrow Release Date shall be accelerated to the date proposed by ServiceSoft in the Escrow Acceleration Notice.

          (iii) If on any scheduled Escrow Release Date there shall remain any unresolved claims represented by Escrow Claim Certificates which have been delivered where no corresponding Confirmation Certificate has been delivered or is deemed to have been delivered, the Escrow Release Date shall be extended as required until the date of delivery or deemed delivery of such Confirmation Certificate; provided, however, that no new Escrow Claim Certificate shall be delivered by the Balisoft Agent or the ServiceSoft Agent following the initially scheduled Escrow Release Date.

          (iv) ServiceSoft shall notify the Escrow Agent in writing of the establishment of the Escrow Release Date, and of any acceleration or extension thereof in accordance with this subsection 8.2(i). In the event of any acceleration of the Escrow Release Date pursuant to clause 8.2(i)(ii) above, the Escrow Agent shall not make any deliveries of Exchangeable Share certificates until it has received written notice from ServiceSoft of the execution of a binding agreement by ServiceSoft in respect of the relevant Acceleration Transaction (unless directed otherwise in a certificate signed by both the Balisoft Agent and the ServiceSoft Agent).

     (j) STATUS OF ESCROW FUNDS -

          (i) The Escrow Agent shall hold and safeguard the Balisoft Escrow Fund and the ServiceSoft Escrow Fund as agent for and on behalf of their registered holders in accordance with the terms of this Agreement during the period that each escrow fund remains in existence, and shall hold and dispose of the Exchangeable Shares comprising the Balisoft Escrow Fund and the ServiceSoft Escrow Fund only in accordance with the terms hereof. The registered holders of the Exchangeable Shares held in the Balisoft Escrow Fund shall be treated as the owners of the Balisoft Escrow Fund for all purposes, subject to the terms of this Agreement. The registered holders of the ServiceSoft Shares held in the ServiceSoft Escrow Fund shall be treated as the owners of the ServiceSoft Escrow Fund for all purposes, subject to the terms of this Agreement.

          (ii) Any Exchangeable Shares or other equity securities issued or distributed in respect of the Exchangeable Shares and any ServiceSoft Shares or other equity securities issued or distributed in respect of the ServiceSoft Shares (including in each case shares issued upon a stock split) (collectively, "NEW SHARES") then held in either the Balisoft Escrow Fund or the ServiceSoft Escrow Fund shall be added thereto and shall remain held in escrow therein for all purposes of this Article 8 until the Escrow Release Date. All cash dividends, if any, paid on Exchangeable Shares or ServiceSoft Shares, shall be paid on all Exchangeable Shares held in the Balisoft Escrow Fund or ServiceSoft Shares held in the ServiceSoft Escrow Fund and shall remain held in escrow therein in accordance with this Article 8 until the Escrow Release Date.

          (iii) Each registered holder of Exchangeable Shares held in the Balisoft Escrow Fund shall have all voting and other contractual rights with respect to such Exchangeable Shares (and any New Shares having voting rights) for so long as such Exchangeable Shares or other voting securities are held in the Balisoft Escrow Fund, except to the extent that the Balisoft Agent and the ServiceSoft Agent otherwise agree in writing.

          (iv) Each registered holder of ServiceSoft Shares held in the ServiceSoft Escrow Fund shall have all voting and other contractual rights with respect to such ServiceSoft Shares (and any New Shares having voting rights) for so long as such ServiceSoft Shares or other voting securities are held in the ServiceSoft Escrow Fund, except to the extent that the Balisoft Agent and the ServiceSoft Agent otherwise agree in writing.

          (v) None of the Exchangeable Shares held in the Balisoft Escrow Fund shall be exchanged for ServiceSoft Common Shares or ServiceSoft Preferred Shares prior to the Escrow Release Date, except to the extent that the Balisoft Agent and the ServiceSoft Agent agree in writing, in their discretion, provided that in such event the ServiceSoft Common Shares or ServiceSoft Preferred Shares, as applicable, issued in respect of such Exchangeable Shares shall be placed into escrow in the Balisoft Escrow Fund, as applicable, under the terms and conditions hereof. A copy of any such agreement shall be delivered to the Escrow Agent directing it as to any such exchange.

     (k)  BALISOFT AGENT -

          (i) In the event that the Amalgamation is approved by the Balisoft shareholders, effective upon the Closing, and without any further act of any Balisoft shareholder, Mark Skapinker shall be appointed as agent and attorney-in-fact (the "BALISOFT AGENT") for each registered holder of Exchangeable Shares held in the Balisoft Escrow Fund and the ServiceSoft Escrow Fund, to give and receive notices and communications, to authorize delivery to Amalco of Exchangeable Shares from the Balisoft Escrow Fund or the ServiceSoft Escrow Fund in satisfaction of claims by ServiceSoft, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the Balisoft Agent for the accomplishment of the foregoing. Such agency may be changed by the registered holders of such Exchangeable Shares from time to time upon not less than 30 days prior written notice to ServiceSoft and the Escrow Agent; provided that the Balisoft Agent may not be removed unless holders of a two-thirds interest of the Balisoft Escrow Fund agree to such removal and to the identity of the substituted agent. The Balisoft Agent may resign from such agency at any time upon written notice to ServiceSoft and the Escrow Agent, whereupon holders of not less than a two-thirds interest in the Balisoft Escrow Fund shall promptly appoint a replacement Balisoft Agent and shall notify ServiceSoft and the Escrow Agent in writing of any replacement Balisoft Agent. No bond shall be required of the Balisoft Agent, and the Balisoft Agent shall not receive compensation for his or her services. Notices or communications to or from the Balisoft Agent shall constitute notice to or from each of the registered holders of Exchangeable Shares held in the Balisoft Escrow Fund and the ServiceSoft Escrow Fund.

          (ii) The Balisoft Agent shall not be liable for any act done or omitted hereunder as Balisoft Agent except to the extent the Balisoft Agent acts in bad faith or is grossly negligent. ServiceSoft shall indemnify the Balisoft Agent and hold the Balisoft Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the Balisoft Agent and arising out of or in connection with the acceptance or administration of the Balisoft Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the Balisoft Agent. The Balisoft Agent shall be entitled to recover from ServiceSoft all expenses, including reasonable fees and expenses of any such legal counsel, incurred by the Balisoft Agent in connection with the acceptance or administration of the Balisoft Agent's duties hereunder.

          (iii) A decision, act, consent or instruction of the Balisoft Agent shall constitute a decision of all the registered holders of Exchangeable Shares held in the Balisoft Escrow Fund and the ServiceSoft Escrow Fund and shall be final, binding and conclusive upon each of such shareholders, and the Escrow Agent, the ServiceSoft Agent, ServiceSoft and Amalco may rely upon and shall be fully protected in relying upon any such decision, act, consent or instruction of the Balisoft Agent as being the decision, act, consent or instruction of each and every such shareholder. The Escrow Agent, the ServiceSoft Agent, ServiceSoft and Amalco are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the Balisoft Agent.

     (1)  SERVICESOFT AGENT -

          (i) Effective upon the Closing, and without any further act of ServiceSoft or Amalco, David Tarrant shall be appointed as agent and attorney-in-fact (the "SERVICESOFT AGENT") for ServiceSoft and for Amalco in respect of all matters relating to the disposition of Exchangeable Shares held in the Balisoft Escrow Fund and the ServiceSoft Escrow Fund, to give and receive notices and communications, to authorize delivery of Exchangeable Shares held in the Balisoft Escrow Fund or the ServiceSoft Escrow Fund to the registered holders thereof in satisfaction of claims by Balisoft, to object to such deliveries, to agree to, negotiate, enter into settlements and compromises of, and demand arbitration and comply with orders of courts and awards of arbitrators with respect to such claims, and to take all actions necessary or appropriate in the judgment of the ServiceSoft Agent for the accomplishment of the foregoing. Such agency may be changed by the ServiceSoft board of directors from time to time upon not less than 30 days prior written notice to the Balisoft Agent and the Escrow Agent, which notice shall identify the replacement ServiceSoft Agent. The ServiceSoft Agent may resign from such agency at any time upon written notice to the Balisoft Agent and the Escrow Agent, whereupon the ServiceSoft board of directors shall promptly appoint a replacement ServiceSoft Agent and shall notify the Balisoft Agent and the Escrow Agent in writing of any replacement ServiceSoft Agent. No bond shall be required of the ServiceSoft Agent, and the ServiceSoft Agent shall not receive compensation for his or her services. Notices or communications to or from the ServiceSoft Agent shall constitute notice to or from ServiceSoft and Amalco.

          (ii) The ServiceSoft Agent shall not be liable for any act done or omitted hereunder as ServiceSoft Agent except to the extent the ServiceSoft Agent acts in bad faith or is grossly negligent. ServiceSoft shall indemnify the ServiceSoft Agent and hold the ServiceSoft Agent harmless against any loss, liability or expense incurred without negligence or bad faith on the part of the ServiceSoft Agent and arising out of or in connection with the acceptance or administration of the

          ServiceSoft Agent's duties hereunder, including the reasonable fees and expenses of any legal counsel retained by the ServiceSoft Agent. The ServiceSoft Agent shall be entitled to recover from ServiceSoft all expenses, including reasonable fees and expenses of any such legal counsel, incurred by the ServiceSoft Agent in connection with the acceptance or administration of the ServiceSoft Agent's duties hereunder.

          (iii) A decision, act, consent or instruction of the ServiceSoft Agent shall constitute a decision of ServiceSoft and Amalco and shall be final, binding and conclusive upon each of them, and the Escrow Agent, the Balisoft Agent ServiceSoft and Amalco may rely upon and shall be fully protected in relying upon any such decision, act, consent or instruction of the ServiceSoft Agent as being the decision, act, consent or instruction of ServiceSoft and Amalco. The Escrow Agent, the Balisoft Agent, ServiceSoft and Amalco are hereby relieved from any liability to any person for any acts done by them in accordance with such decision, act, consent or instruction of the ServiceSoft Agent.

     (m)  ESCROW AGENT'S DUTIES -

          (i) The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this Article 8, and as set forth in any additional written escrow instructions which the Escrow Agent may receive after the date of this Agreement which are signed by the Balisoft Agent and the ServiceSoft Agent, and no implied duties or obligations shall be read into this Agreement against the Escrow Agent. The Escrow Agent may rely and shall be protected in relying or refraining from acting on any instrument, instruction, notice or other document reasonably believed to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be liable for any act done or omitted hereunder as Escrow Agent while acting in good faith and in the exercise of reasonable judgment, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith.

          (ii) The Escrow Agent is hereby expressly authorized to disregard any and all warnings of judicial proceedings or similar actions given by any of the parties hereto or by any other person, excepting only orders or process of courts of law, and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree of any court, the Escrow Agent shall not be liable to any of the parties hereto or to any other person by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

          (iii) The Escrow Agent shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver this Agreement or any documents or papers deposited or called for hereunder.

          (iv) The Escrow Agent shall not be liable for the expiration of any rights under any statute of limitations with respect to this Agreement or any documents deposited with the Escrow Agent.

          (v) In performing any duties under this Agreement, the Escrow Agent shall not be liable to any party for damages, losses, or expenses, except for gross negligence or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall not incur any such liability for
          (A) any act or failure to act made or omitted in good faith, or (B) any action taken or omitted in reliance upon any instrument, instruction, notice or other document, including any written statement of affidavit provided for in this Agreement that the Escrow Agent shall in good faith believe to be genuine, nor will the Escrow Agent be liable or responsible for forgeries, fraud, impersonations, or determining the scope of any representative authority. In addition, the Escrow Agent may consult with legal counsel in connection with the Escrow Agent's duties under this Agreement and shall be fully protected in any act taken, suffered, or permitted by him/her in good faith in accordance with the advice of counsel. The Escrow Agent is not responsible for determining and verifying the authority of any person acting or purporting to act on behalf of any party to this Agreement.

          (vi) If any controversy arises between the parties to this Agreement, or with any other party, concerning the subject matter of this Agreement, its terms or conditions, the Escrow Agent will not be required to determine the controversy or to take any action regarding it. The Escrow Agent may hold all documents and certificates representing Exchangeable Shares and may wait for settlement of any such controversy by final appropriate legal proceedings or other means as, in the Escrow Agent's discretion, the Escrow Agent may be required, despite what may be set forth elsewhere in this Agreement. In such event, the Escrow Agent will not be liable for damage. Furthermore, the Escrow Agent may at its option, file an action of interpleader requiring the parties to answer and litigate any claims and rights among themselves. The Escrow Agent is authorized to deposit with the clerk of the court all documents and certificates representing Exchangeable Shares held in escrow. Upon initiating such action, the Escrow Agent shall be fully released and discharged of and from all obligations and liability imposed by the terms of this Agreement.

          (vii) The parties and their respective successors and assigns agree jointly and severally to indemnify and hold the Escrow Agent harmless against any and all losses, claims, damages, liabilities, and expenses, including reasonable costs of investigation, counsel fees, and disbursements that may be imposed on the Escrow Agent or incurred by the Escrow Agent in connection with the performance of his/her duties under this Agreement, including but not limited to any litigation arising from this Agreement or involving its subject matter, such indemnity to be satisfied by ServiceSoft. This right of indemnification shall survive the termination of this Agreement and the resignation or removal of the Escrow Agent. The costs and expenses of enforcing this right of indemnification shall also be paid by ServiceSoft.

          (viii) The Escrow Agent may be removed from time to time by the registered holders of Exchangeable Shares held in the Balisoft Escrow Fund and the registered holders of ServiceSoft Shares held in the ServiceSoft Escrow Fund upon not less than 30 days prior written notice; provided that the Escrow Agent may not be removed unless holders of a 75% interest in each of the Balisoft Escrow Fund and the ServiceSoft Escrow Fund agree to such removal and to the identity of the substituted agent. The Escrow Agent may resign at any time upon giving at least 30 days written notice to the Balisoft Agent and the ServiceSoft Agent; provided, however, that no such resignation shall become effective until the appointment of a successor escrow agent which shall be accomplished as follows: the Balisoft Agent and the ServiceSoft Agent shall use their best efforts to mutually agree on a successor escrow agent within 30 days after receiving such notice. If the parties fail to agree upon a successor escrow agent within such time, ServiceSoft shall have the right to appoint a successor escrow agent authorized to do business in the Province of Ontario, Canada. The successor escrow agent shall execute and deliver an instrument accepting such appointment and it shall, without further acts, be vested with all the estates, properties, rights, powers, and duties of the predecessor escrow agent as if originally named as escrow agent. Upon such appointment of a successor escrow agent, the Escrow Agent shall be discharged from any further duties and liability under this Agreement.

     (n) EXCLUSIVITY OF REMEDIES - Resort to the provisions of this Article 8 providing for the delivery of ServiceSoft Shares to ServiceSoft for cancellation from the ServiceSoft Escrow Fund shall be the exclusive remedy of Balisoft and its shareholders for any Losses arising from any breach of any representation or warranty of ServiceSoft contained in this Agreement, except for any Losses arising from fraud. Resort to the provisions of this Article 8 providing for the delivery of Exchangeable Shares to Amalco for cancellation from the Balisoft Escrow Fund shall be the exclusive remedy of ServiceSoft, ServiceSoft Canada and their affiliates for any Losses arising from any breach of any representation or warranty of Balisoft contained in this Agreement, except for any Losses arising from fraud. Nothing in this
          Article 8 shall limit the liability of Balisoft or ServiceSoft for any breach of this Agreement if the Amalgamation does not close.

     (o) FEES - All fees of the Escrow Agent for performance of its duties hereunder shall be paid by ServiceSoft.


                                   ARTICLE 9
          CERTAIN RIGHTS OF SERVICESOFT TO ACQUIRE EXCHANGEABLE SHARES


9.1  SERVICESOFT LIQUIDATION CALL RIGHT -

     (a) ServiceSoft shall have the overriding right (the "LIQUIDATION CALL RIGHT"), in the event of and notwithstanding the proposed liquidation, dissolution or winding-up of Amalco pursuant to Article 5 of the provisions of the Exchangeable Shares (the "EXCHANGEABLE SHARE PROVISIONS") to purchase from all but not less than all of the holders of Exchangeable Shares on the Liquidation Date (as defined in the Exchangeable Share Provisions) all, but not less than all of the Exchangeable Shares held by each such holder on payment by ServiceSoft of an amount per Exchangeable Common Share equal to (i) the Current Market Price (as defined in the Exchangeable Share Provisions) of a ServiceSoft Common Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by causing to be delivered to such holder one ServiceSoft Common Share, plus (ii) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Exchangeable Common Share and all dividends declared on ServiceSoft Common Shares which have not been declared on such Exchangeable Common Shares in accordance with Section
          5.1 of the Exchangeable Share Provisions (collectively, the "LIQUIDATION CALL COMMON PURCHASE PRICE"), and payment by ServiceSoft of an amount per Exchangeable Preferred Share equal to (iii) the Current Market Price (as defined in the Exchangeable Share Provisions) of a ServiceSoft Series H Preferred Share on the last Business Day prior to the Liquidation Date, which shall be satisfied in full by causing to be delivered to such holder one ServiceSoft Series H Preferred Share, plus (iv) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Exchangeable Preferred Shares and all dividends declared on ServiceSoft Series H Preferred Shares which have not been declared on such Exchangeable Preferred Shares in accordance with Section 5.1 of the Exchangeable Share Provisions (collectively, the "LIQUIDATION CALL PREFERRED PURCHASE PRICE"), provided that if the record date for any such declared and unpaid dividends occurs on or after the Liquidation Date, the Liquidation Call Common Price or Liquidation Call Preferred Purchase Price (each, a "LIQUIDATION CALL PURCHASE PRICE"), as applicable, shall not include such additional amount equivalent to such dividends. In the event of the exercise of the Liquidation Call Right by ServiceSoft, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to ServiceSoft on the Liquidation Date on payment by ServiceSoft to the holder of the applicable Liquidation Call Purchase Price for each such Exchangeable Share.

     (b) To exercise the Liquidation Call Right, ServiceSoft must notify Amalco's transfer agent (the "TRANSFER AGENT"), as agent for the holders of Exchangeable Shares, and Amalco of ServiceSoft's intention to exercise such right at least 30 days before the Liquidation Date in the case of a voluntary liquidation, dissolution or winding up of Amalco and at least five Business Days before the Liquidation Date in the case of an involuntary liquidation, dissolution or winding up of Amalco. The Transfer Agent will notify the holders of Exchangeable Shares as to whether or not ServiceSoft has exercised the Liquidation Call Right forthwith after the expiry of the period during which the same may be exercised by ServiceSoft. If ServiceSoft exercises the Liquidation Call Right, on the Liquidation Date (i) ServiceSoft will purchase and the holders will sell all of the Exchangeable Common Shares then outstanding for a price per Exchangeable Common Share equal to the Liquidation Call Common Purchase Price, and (ii) ServiceSoft will purchase and the holders will sell all of the Exchangeable Preferred Shares then outstanding for a price per Exchangeable Preferred Share equal to the Liquidation Call Preferred Purchase Price.

     (c) For the purposes of completing the purchase of the Exchangeable Shares pursuant to the Liquidation Call Right, ServiceSoft shall deposit with the Transfer Agent, on or before the Liquidation Date, certificates representing the aggregate number of ServiceSoft Common Shares and ServiceSoft Series H Preferred Shares deliverable by ServiceSoft in payment of the total Liquidation Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Liquidation Call Purchase Price. Provided that the total Liquidation Call Purchase Price has been so deposited with the Transfer Agent, on and after the Liquidation Date the rights of each holder of Exchangeable Common Shares and Exchangeable Preferred Shares will be limited to receiving such holder's proportionate part of the total Liquidation Call Purchase Price payable by ServiceSoft upon presentation and surrender by the holder of certificates representing the Exchangeable Common Shares or Exchangeable Preferred Shares (as applicable) held by such holder and the holder shall on and after the Liquidation Date be considered and deemed for all purposes to be the holder of the ServiceSoft Common Shares or ServiceSoft Series H Preferred Shares (as applicable) delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the by-laws of Amalco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of ServiceSoft shall deliver to such holder, certificates representing the ServiceSoft Common Shares or ServiceSoft Series H Preferred Shares (as applicable) to which the holder is entitled and a cheque or cheques of ServiceSoft payable at par and in Canadian dollars at any Canadian branch of the bankers of ServiceSoft or of Amalco in Canada in payment of the remaining portion, if any, of the total Liquidation Call Purchase Price. If ServiceSoft does not exercise the Liquidation Call Right in the manner described above, on the Liquidation Date the holders of the Exchangeable Shares will be entitled to receive in exchange therefor the liquidation price otherwise payable by Amalco in connection with the liquidation, dissolution or winding-up of Amalco pursuant to
          Article 5 of the Exchangeable Share Provisions.

9.2  SERVICESOFT REDEMPTION CALL RIGHT -

     (a) ServiceSoft shall have the overriding right (the "REDEMPTION CALL RIGHT"), notwithstanding the proposed redemption of Exchangeable Shares by Amalco pursuant to Article 7 of the Exchangeable Share Provisions, to purchase from all but not less than all of the holders of Exchangeable Shares to be redeemed on the Redemption Date (as defined in the Exchangeable Share Provisions) all but not less than all of the Exchangeable Shares held by each such holder on payment by ServiceSoft to the holder of an amount per Exchangeable Common Share equal to (i) the Current Market Price (as defined in the Exchangeable Share Provisions) of a ServiceSoft Common Share on the last Business Day prior to the Redemption Date, which shall be satisfied in full by causing to be delivered to such holder one ServiceSoft Common Share, plus (ii) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Exchangeable Common Share and all dividends declared on ServiceSoft Common Shares which have not been declared on such Exchangeable Common Shares in accordance with
          Section 7.1 of the Exchangeable Share Provisions (collectively the "REDEMPTION CALL COMMON PURCHASE PRICE"), and payment by ServiceSoft to the holder of an amount per Exchangeable Preferred Share equal to
          (iii) the Current Market Price (as defined in the Exchangeable Share Provisions) of a ServiceSoft Series H Preferred Share on the last Business Day prior to the Redemption Date, which shall be satisfied in full by causing to be delivered to such holder one ServiceSoft Series H Preferred Share, plus (iv) an additional amount equivalent to the full amount of all dividends declared and unpaid on such Exchangeable Preferred Shares and all dividends declared on ServiceSoft Series H Preferred Shares which have not been declared on such Exchangeable Preferred Shares in accordance with Section 7.1 of the Exchangeable Share Provisions (collectively, the "REDEMPTION CALL PREFERRED PURCHASE PRICE") provided that if the record date for any such declared and unpaid dividend occurs on or after the Redemption Date, the Redemption Call Common Purchase Price or Redemption Call Preferred Purchase Price (each, a "REDEMPTION CALL PURCHASE PRICE"'), as applicable, shall not include such additional amount equivalent to such dividends. In the event of the exercise of the Redemption Call Right by ServiceSoft, each holder shall be obligated to sell all the Exchangeable Shares held by the holder to be redeemed to ServiceSoft on the Redemption Date on payment by ServiceSoft to the holder of the applicable Redemption Call Purchase Price for each such Exchangeable Share.

     (b) To exercise the Redemption Call Right, ServiceSoft must notify the Transfer Agent, as agent for the holder of Exchangeable Shares, and Amalco of ServiceSoft's intention to exercise such right at least 20 days before the Automatic Redemption Date (as defined in the Exchangeable Share Provisions), in the case of the Automatic Redemption (as defined in the Exchangeable Share Provisions). The Transfer Agent will notify the holders of the Exchangeable Shares as to whether or not ServiceSoft has exercised the Redemption Call Right forthwith after the expiry of the period during which the same may be exercised by ServiceSoft. If ServiceSoft exercises the Redemption Call Right, on the Redemption Date ServiceSoft will purchase and the holders will sell all of the Exchangeable Shares to be redeemed for a price per Exchangeable Common Share equal to the Redemption Call Common Purchase Price and a price per Exchangeable Preferred Share equal to the Redemption Call Preferred Purchase Price.

     (c) For the purposes of completing this purchase of Exchangeable Shares pursuant to the Redemption Call Right, ServiceSoft shall deposit with the Transfer Agent, on or before the Redemption Date, certificates representing the aggregate number of ServiceSoft Common Shares and ServiceSoft Series H Preferred Shares deliverable by ServiceSoft in payment of the total Redemption Call Purchase Price and a cheque or cheques in the amount of the remaining portion, if any, of the total Redemption Call Purchase Price. Provided that the total Redemption Call Purchase Price has been so deposited with the Transfer Agent, on and after the Redemption Date the rights of each holder of Exchangeable Common Shares and Exchangeable Preferred Shares so purchased will be limited to receiving such holder's proportionate part of the total Redemption Call Purchase Price payable by ServiceSoft upon presentation and surrender by the holder of certificates representing the Exchangeable Common Shares or Exchangeable Preferred Shares (as applicable) purchased by ServiceSoft from such holder and the holder shall on and after the Redemption Date be considered and deemed for all purposes to be the holder of the ServiceSoft Common Shares or ServiceSoft Series H Preferred Shares (as applicable) delivered to such holder. Upon surrender to the Transfer Agent of a certificate or certificates representing Exchangeable Shares, together with such other documents and instruments as may be required to effect a transfer of Exchangeable Shares under the Act and the By-laws of Amalco and such additional documents and instruments as the Transfer Agent may reasonably require, the holder of such surrendered certificate or certificates shall be entitled to receive in exchange therefor, and the Transfer Agent on behalf of ServiceSoft shall deliver to such holder, certificates representing the ServiceSoft Common Shares or ServiceSoft Series H Preferred Shares (as applicable) to which the holder is entitled and a cheque or cheques of ServiceSoft payable at par and in Canadian dollars at any branch of the bankers of ServiceSoft or of Amalco in Canada in payment of the remaining portion, if any, of the total Redemption Call Purchase Price. If ServiceSoft does not exercise the Redemption

          Call Right in the manner described above, on the Redemption Date the holder of the Exchangeable Shares will be entitled to receive in exchange therefor the redemption price otherwise payable by Amalco in connection with the redemption of Exchangeable Shares pursuant to
          Article 7 of the Exchangeable Share Provisions.

9.3 WITHHOLDING RIGHTS - ServiceSoft and the Transfer Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Exchangeable Shares such amounts as ServiceSoft or the Transfer Agent is required or permitted to deduct and withhold with respect to such payment under the Income Tax Act (Canada) or any provision of provincial, local or foreign tax law. To the extent that amounts are so withheld, such withheld amounts shall be treated for all purposes hereof as having been paid to the holder of shares in respect of which such deduction and withholding was made, provided that such withheld amounts are actually remitted to the appropriate taxing authority. To the extent that the amount so required or permitted to be deducted or withheld from any payment to a holder exceeds the cash portion of such consideration as is necessary to provide sufficient funds to ServiceSoft or the Transfer Agent, as the case may be, ServiceSoft is hereby authorized to sell or otherwise dispose of, or direct to have sold or disposed of, at fair market value, such portion of the Exchangeable Shares or consideration payable to the holder as is necessary in order to enable ServiceSoft to comply with such deduction or withholding requirement and ServiceSoft or the Transfer Agent shall give an accounting to the holder with respect thereto and any balance of such proceeds of sale.


                                   ARTICLE 10
                       TERMINATION, AMENDMENT AND WAIVER

10.1 TERMINATION - Except as provided in Section 10.2 below, this Agreement may be terminated and the Amalgamation abandoned at any time prior to the Closing
Time:

     (a)  by mutual written consent of Balisoft and ServiceSoft; or

     (b) by Balisoft or ServiceSoft if there shall be a final nonappealable order of a court in effect preventing consummation of the Amalgamation; or there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Amalgamation by any Governmental Entity which would make the consummation of the Amalgamation illegal; or

     (c) by Balisoft or ServiceSoft if there shall be any action taken, or any statute, rule, regulation or order enacted, promulgated or issued or deemed applicable to the Amalgamation by any Governmental Entity, which would: (i) prohibit Balisoft's or ServiceSoft's ownership or operation of all or a material portion of the business of Balisoft or
          (ii) compel ServiceSoft or Balisoft to dispose of or hold separate all or a material portion of the business or assets of Balisoft or ServiceSoft as a result of the Amalgamation; or

     (d) by Balisoft if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of ServiceSoft, provided that if such breach is curable by ServiceSoft within 5 Business Days through the exercise of its reasonable best efforts, then for so long as ServiceSoft continues to exercise such reasonable best efforts Balisoft may not terminate this Agreement under this Section 10.1 (e) unless such breach is not cured within 5 Business Days following written notice of such breach to ServiceSoft by Balisoft (with the provision that no cure period shall be required for a breach which by its nature cannot be cured); or

     (e) by ServiceSoft if it is not in material breach of its obligations under this Agreement and there has been a material breach of any representation, warranty, covenant or agreement contained in this Agreement on the part of Balisoft provided that if such breach is curable by Balisoft within 5 Business Days through the exercise of its reasonable best efforts, then for so long as Balisoft continues to exercise such reasonable best efforts ServiceSoft may not terminate this Agreement under this Section 10.1(f) unless such breach is not cured within 5 Business Days following written notification of such breach to Balisoft from ServiceSoft (with the provision that no cure period shall be required for a breach which by its nature cannot be cured); or

     (f) by Balisoft or ServiceSoft if it is not in material breach of its obligations under this Agreement and the Closing has not been completed by 5:00 p.m. (Toronto time) on March 31, 1999.

Where action is taken to terminate this Agreement pursuant to this Section 10.1, such termination shall be effective upon the party terminating this Agreement providing notice to the other party that its board of directors has authorized such termination.

10.2 EFFECT OF TERMINATION - In the event of termination of this Agreement as provided in Section 10.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of Balisoft or ServiceSoft, or their respective officers, directors or shareholders; PROVIDED, HOWEVER, that each party shall remain liable for any breaches of this Agreement prior to its termination.

10.3 AMENDMENT - Except as is otherwise required by applicable law after the receipt of necessary shareholder and director approvals for this Agreement, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

10.4 EXTENSION, WAIVER - At any time prior to the Closing Time, Balisoft, on the one hand, and ServiceSoft, on the other hand, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations of the other party hereto, (ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE 11
                               GENERAL PROVISIONS

11.1 NOTICES - All notices and other communications required or permitted hereunder shall be in writing, shall be effective when given, and shall in any event be deemed to be given upon receipt or, if earlier, (a) upon delivery, if delivered by hand, (b) 5 Business Days after the Business Day of deposit with a nationally recognized courier for overnight delivery, freight prepaid, (c) one Business Day after the Business Day of facsimile transmission, if delivered by facsimile transmission with copy by first class mail, postage prepaid, or (d) 5 Business Days after the Business Day of mailing by first class mail, postage prepaid; and shall be addressed to the address set forth below (or at such other address as a party may designate by 15 days advance written notice to the other party pursuant to the provisions above):

     (a)  if to Balisoft, to:

          Balisoft Technologies Inc.
          970 Lawrence Avenue West, Suite 505
          Toronto, Ontario
          Canada M6A 3B6

          ATTENTION: Mark Skapinker

          Facsimile No.: 416-256-0706
          Telephone No.: 416-256-1419
     with a copy to:

          Osler, Hoskin & Harcourt
          P.O. Box 50
          1 First Canadian Place, Suite 6600
          Toronto, Ontario
          Canada M5X IB8

          ATTENTION: Richard Nathan

          Facsimile No.: 416-862-6666
          Telephone No.: 416-362-2111

     (b)  if to ServiceSoft, ServiceSoft Canada or Amalco, to:

          ServiceSoft Corporation
          50 Cabot Street
          Needham, Massachusetts
          U.S.A. 02494

          ATTENTION: David Tarrant

          Facsimile No.: 617-449-0107
          Telephone No.: 617-449-0049

     with a copy to:

          Land & Lemle
          1775 EYE Street NW, Suite 950
          Washington, D.C.
          U.S.A. 20006-2401

          ATTENTION: Stuart Lemle

          Facsimile No.: 202-775-0045
          Telephone No.: 202-775-0044

11.2 SEVERABILITY - In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

11.3 OTHER REMEDIES - Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

11.4 GOVERNING LAW; CONSENT TO JURISDICTION - This Agreement shall be governed by and construed in accordance with the laws the Province of Ontario and the federal laws of Canada applicable therein, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the other parties to this Agreement in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein may be instituted in any federal or provincial court in the Province of Ontario, Canada
(ii) waives to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding, and
(iii) submits to the exclusive jurisdiction of such courts in any suit, action or proceeding.

11.5 RULES OF CONSTRUCTION - The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

11.6 COUNTERPARTS - This Agreement may be executed in one or more counterparts (including by means of telecopier), all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

     IN WITNESS WHEREOF Balisoft, ServiceSoft, ServiceSoft Canada have caused this Agreement to be signed by their duly authorized respective officers, all as of the date first written above.



                              BALISOFT TECHNOLOGIES INC.

                              By: /s/ Mark Skapinker
                                 ----------------------------------------------
                                 Name: Mark Skapinker
                                 Title: Chief Executive Officer



                              SERVICESOFT CORPORATION


                              By: /s/ David Tarrant
                                 ----------------------------------------------
                                 Name: David Tarrant
                                 Title: President



                              SERVICESOFT CANADA INC.


                              By: /s/ David Tarrant
                                 ----------------------------------------------
                                 Name: David Tarrant
                                 Title: President

                           BALISOFT TECHNOLOGIES INC.
                              DISCLOSURE SCHEDULE
                                       TO
                             COMBINATION AGREEMENT
                                  BY AND AMONG
                          BALISOFT TECHNOLOGIES INC.,
                            SERVICESOFT CORPORATION
                                      AND
                            SERVICESOFT CANADA INC.
                          DATED AS OF FEBRUARY 1, 1999



                              BALISOFT TECHNOLOGIES INC.


                              By: /s/ Mark Skapinker
                                 ----------------------------------------------
                                 Name: Mark Skapinker
                                 Title: Chief Executive Officer



                              SERVICESOFT CORPORATION


                              By: /s/ David Tarrant
                                 ----------------------------------------------
                                 Name: David Tarrant
                                 Title: President



                              SERVICESOFT CANADA INC.


                              By: /s/ David Tarrant
                                 ----------------------------------------------
                                 Name: David Tarrant
                                 Tilde: President

                           BALISOFT TECHNOLOGIES INC.
                              DISCLOSURE SCHEDULE
                                       TO
                            COMMUNICATION AGREEMENT
                                  BY AND AMONG
                           BALISOFT TECHNOLOGIES INC,
                            SERVICESOFT CORPORATION
                                      AND
                            SERVICESOFT CANADA INC.
                          DATED AS OF FEBRUARY 1, 1999



                              BALISOFT TECHNOLOGIES INC.


                              By: /s/ Mark Skapinker
                                 ----------------------------------------------
                                 Name: Mark Skapinker
                                 Title: Chief Executive Officer


                              SERVICESOFT CORPORATION


                              By: /s/ David Tarrant
                                 ----------------------------------------------
                                 Name: David Tarrant
                                 Title: President


                              SERVICESOFT CANADA INC.


                              By: /s/ David Tarrant
                                 ----------------------------------------------
                                 Name: David Tarrant
                                 Title: President